Exhibit 10.3

TENTH AMENDMENT

This TENTH AMENDMENT, dated as of September 27, 2023 (this “Amendment”), to the Existing Credit Agreement referred to below, is among SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland (“STX”), SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the “Administrative Agent”), and the Lenders constituting the Required Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, originally dated as of February 20, 2019 (as amended, restated, supplemented, amended and restated, or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, as amended and modified by the Amendment, the “Credit Agreement”), among STX (as successor to Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland), the Borrower, the Lenders from time to time party thereto, and the Administrative Agent, such Lenders have agreed to make Loans and have made Loans, and the Issuing Banks have agreed to issue (and have issued) Letters of Credit to the Borrower and its Subsidiaries from time to time; and

WHEREAS, pursuant to Section 9.02(b) of the Credit Agreement, STX and the Borrower have requested, and the Administrative Agent and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Existing Credit Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:

“Amendment” is defined in the preamble.

“Credit Agreement” is defined in the first recital. “Existing Credit Agreement” is defined in the first recital. “Lenders” is defined in the first recital.
“Tenth Amendment Effective Date” is defined in Article III.

SECTION 1.2. Credit Agreement Defined Terms. Unless otherwise defined herein or the context otherwise requires, terms defined in the Credit Agreement and used in this Amendment shall have the meanings given to them in the Credit Agreement.

ARTICLE II
AMENDMENTS OF THE EXISTING CREDIT AGREEMENT, ETC.

SECTION 2.1. Amendments to Existing Credit Agreement. The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example:

~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Credit Agreement attached hereto as Exhibit A.

SECTION 2.2. Effect on Commitments and Outstanding Loans and Letters of Credit. Unless otherwise provided herein, (i) all Commitments in effect under the Existing Credit Agreement immediately prior to the Tenth Amendment Effective Date shall continue in effect under the Credit Agreement and (ii) all Loans and Letters of Credit (if any) outstanding and issued under the Existing Credit Agreement immediately prior to the Tenth Amendment Effective Date shall continue to be outstanding and issued under the Credit Agreement, and on and after the Tenth Amendment Effective Date the terms of the Credit Agreement shall govern the rights and obligations of the Borrower, the other Loan Parties, the Lenders, the Issuing Banks and the Administrative Agent with respect thereto.

SECTION 2.3. Revised Schedule 2.01, Amended Exhibit G. Schedule 2.01 to the Existing Credit Agreement is hereby amended and restated in the form attached hereto as Exhibit B, reflecting the Commitments as of the Tenth Amendment Effective Date after giving effect to this Amendment. Exhibit G to the Existing Credit Agreement (Form of Certificate of Financial Officer) is hereby amended and restated in the form attached hereto as Exhibit C.

ARTICLE III CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective upon the date (the “Tenth Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been satisfied (or waived by the Lenders party hereto). For purposes of determining compliance with the conditions specified in this Article, the Administrative Agent and each Lender that has signed this Amendment shall be deemed to have waived, consented to, approved, accepted and be satisfied with each document or other matter that must be “in form and substance satisfactory” to the Administrative Agent or a Lender or otherwise required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or a Lender.

(a)  The Administrative Agent shall have received copies of this Amendment, duly executed and delivered by an authorized officer or representative of STX, the Borrower, each Lender named on the signature pages hereto, and the Administrative Agent.

(b)  The Administrative Agent shall have received counterparts of an affirmation, dated as of the Tenth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, duly executed and delivered by an authorized officer of each Guarantor.

(c)  The Lenders shall be satisfied that there shall have been no material adverse effect on the business, assets, financial condition or operations of STX and its subsidiaries, taken as a whole, since June 30, 2023.

(d)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Tenth Amendment Effective Date, including in each case, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document.

(e)  Borrower shall have repaid (or caused to be repaid) the Term Loans in full.

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ARTICLE IV MISCELLANEOUS PROVISIONS

SECTION 4.1. Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, STX and the Borrower represent and warrant to the Lenders and the Administrative Agent that as of the Tenth Amendment Effective Date:

(a)  both before and after giving effect to this Amendment and the repayment in full of the Term Loans, all of the statements set forth in clause (a) of Section 4.02 of the Existing Credit Agreement are true and correct;

(b)  no Event of Default has occurred and is continuing;

(c)  this Amendment constitutes the legal, valid and binding obligation of STX and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity and an implied covenant of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law in accordance with its terms; and

(d)  no authorizations, consents, or approvals by any Person are required for the execution and delivery by, or for the effectiveness or enforceability against, any Loan Party of this Amendment except such as have been made or obtained and are in full force and effect.

SECTION 4.2. Effect of Amendment. The parties hereto agree as follows:

(a)  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Existing Credit Agreement or any other Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or any Lender under any of the Loan Documents except as expressly stated herein. Except as expressly amended hereby, the provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. It is the intent of the parties hereto, and the parties hereto agree, that this Amendment shall not constitute a novation of the Existing Credit Agreement, any other Loan Document or any of the rights, obligations or liabilities thereunder.

(b)  On and after the Tenth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Existing Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement. This Amendment, executed pursuant to the Existing Credit Agreement, constitutes a “Loan Document” for all purposes of the Existing Credit Agreement, the Credit Agreement, and the other Loan Documents and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement.

SECTION 4.3. Fees and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses arising in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in each case, to the extent required to be reimbursed pursuant to Section 9.03 of the Credit Agreement.

SECTION 4.4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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SECTION 4.5. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 4.6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, each of which when executed and delivered shall be deemed an original, and all such counterparts taken together shall be deemed to constitute one and the same document. Delivery of an executed counterpart of a signature page to this Amendment by electronic signature, pdf, facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 4.7. GOVERNING LAW; WAIVER OF JURY TRIAL. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

By:    /s/ Gianluca Romano
Name: Gianluca Romano
Title: Executive Vice President and Chief Financial Officer

SEAGATE HDD CAYMAN

By:    /s/ Gianluca Romano
Name: Gianluca Romano
Title: Chief Financial Officer

[Signature Page to Tenth Amendment to Credit Agreement]

THE BANK OF NOVA SCOTIA, in its capacity as the Administrative Agent and a Lender

By: /s/ Luke Copley Name: Luke Copley Title:  Director

[Signature Page to Tenth Amendment to Credit Agreement]

MUFG BANK, LTD., as a Lender

By: /s/ Colin Donnarumma Name: Colin Donnarumma Title:  Authorized Signer

[Signature Page to Tenth Amendment to Credit Agreement]

MORGAN STANLEY BANK N.A.,
as a Lender

By: /s/ Phillip Magdaleno Name: Phillip Magdaleno Title:  Authorized Signatory

[Signature Page to Tenth Amendment to Credit Agreement]

BNP PARIBAS, as a Lender

By: /s/ George Ko Name: George Ko Title:  Director

By: /s/ My-Linh Yoshiike Name: My-Linh Yoshiike Title:  VP

[Signature Page to Tenth Amendment to Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Gambo Audu Name: Gambo Audu Title:  Vice President

[Signature Page to Tenth Amendment to Credit Agreement]

BANK OF AMERICA N.A., as a Lender

By: /s/ Herman Chang Name: Herman Chang Title: Vice President

[Signature Page to Tenth Amendment to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Irlen Mak Name: Irlen Mak Title:  Director

[Signature Page to Tenth Amendment to Credit Agreement]

DBS BANK LTD.,
as a Lender

By: /s/ Kate Khoo Name: Kate Khoo Title:  Vice President

[Signature Page to Tenth Amendment to Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Nirmal Bivek
Name: Nirmal Bivek
Title:  Duly Authorized Signatory

[Signature Page to Tenth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Alexander Wilson Name: Alexander Wilson Title:  Vice President

[Signature Page to Tenth Amendment to Credit Agreement]

INDUSTRIAL AND COMMERICAL BANK OF CHINA LIMITED, NEW YORK BRANCH,
as a Lender

By: /s/ Tony Huang Name: Tony Huang Title:  Director

By: /s/ Pinyen Shih
Name: Pinyen Shih
Title:  Executive Director

[Signature Page to Tenth Amendment to Credit Agreement]

OVERSEA-CHINESE BANKING CORPORATION, LIMITED, LOS ANGELES AGENCY, as a Lender

By: /s/ Grace Sun
Name: Grace Sun
Title:  Managing Director

[Signature Page to Tenth Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By: /s/ Sean Duggan Name: Sean Duggan Title:  Director

[Signature Page to Tenth Amendment to Credit Agreement]

EXHIBIT A
Credit Agreement
See attached.

EXECUTION COPY

CREDIT AGREEMENT
dated as of February 20, 2019,

among
SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, SEAGATE HDD CAYMAN,
as the Borrower,
The Lenders Party Hereto, THE BANK OF NOVA SCOTIA,
as Administrative Agent

REVOLVING CREDIT FACILITY BOOKRUNNERS:

The Bank of Nova Scotia, BofA Securities, Inc., BNP Paribas Securities Corp., Morgan Stanley Senior Funding, Inc., MUFG Bank, Ltd. and Wells Fargo Bank, National Association

TERM LOAN A1 / TERM LOAN A2 BOOKRUNNERS:

The Bank of Nova Scotia, BofA Securities, Inc., MUFG Bank, Ltd., Wells Fargo Bank, National Association, DBS Bank LTD., Oversea- Chinese Banking Corporation Limited and Sumitomo Mitsui Banking Corporation

TERM LOAN A3 BOOKRUNNERS:

The Bank of Nova Scotia, Industrial and Commercial Bank of China Limited, New York Branch, DBS Bank LTD., KeyBank National
Association, MUFG Bank, Ltd., Oversea-Chinese Banking Corporation Limited and Bank of America, N.A.

Page

ARTICLE I Definitions     1
~~SECTION~~SECTION 1.01 Defined Terms     1
~~SECTION~~SECTION 1.02 Classification of Loans and Borrowings     ~~42~~45
~~SECTION~~SECTION 1.03 Terms Generally     ~~42~~45
~~SECTION~~SECTION 1.04 Accounting Terms; GAAP     ~~42~~45
~~SECTION~~SECTION 1.05 Exchange Rates     ~~43~~46
~~SECTION~~SECTION 1.06 Divisions     ~~43~~46
ARTICLE II The Credits     ~~44~~46
~~SECTION~~SECTION 2.01 Commitments     ~~44~~46
~~SECTION~~SECTION 2.02 Loans and Borrowings.     ~~44~~47
~~SECTION~~SECTION 2.03 Requests for Borrowings     ~~45~~47
~~SECTION~~SECTION 2.04 Swingline Loans.     ~~46~~48
~~SECTION~~SECTION 2.05 Letters of Credit.     ~~48~~49
~~SECTION~~SECTION 2.06 Funding of Borrowings.     ~~54~~55
~~SECTION~~SECTION 2.07 Interest Elections.     ~~55~~55
~~SECTION~~SECTION 2.08 Termination and Reduction of Commitments     ~~56~~56
~~SECTION~~SECTION 2.09 Repayment of Loans; Evidence of Debt.     ~~57~~57
~~SECTION~~SECTION 2.10 Prepayment and Repayment of Loans     ~~57~~58
~~SECTION~~SECTION 2.11 Fees     ~~60~~60
~~SECTION~~SECTION 2.12 Interest.     ~~62~~62
~~SECTION~~SECTION 2.13 Inability to Determine Rates.     ~~63~~62
~~SECTION~~SECTION 2.14 Increased Costs.     ~~63~~63
~~SECTION~~SECTION 2.15 Break Funding Payments     ~~65~~64
~~SECTION~~SECTION 2.16 Taxes.     ~~65~~65
~~SECTION~~SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.     ~~68~~67
~~SECTION~~SECTION 2.18 Mitigation Obligations; Replacement of Lenders.     ~~70~~69
~~SECTION~~SECTION 2.19 Change in Law     ~~71~~69
~~SECTION~~SECTION 2.20 [RESERVED].     ~~72~~70
~~SECTION~~SECTION 2.21 Incremental Loans.     ~~72~~70
~~SECTION~~SECTION 2.22 Defaulting Lenders     ~~73~~71

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TABLE OF CONTENTS (continued)
Page
~~SECTION~~SECTION 2.23 Maturity Date Extension ~~SECTION~~SECTION 2.24 Benchmark Replacement Setting.	~~76~~74 ~~77~~74
ARTICLE III Representations and Warranties	~~79~~76
~~SECTION~~SECTION 3.01 Organization; Powers	~~79~~76
~~SECTION~~SECTION 3.02 Authorization; Enforceability	~~79~~76
~~SECTION~~SECTION 3.03 Governmental Approvals; No Conflicts	~~79~~76
~~SECTION~~SECTION 3.04 Financial Condition; No Material Adverse Change.	~~80~~77
~~SECTION~~SECTION 3.05 Properties.	~~80~~77
~~SECTION~~SECTION 3.06 Litigation and Environmental Matters.	~~80~~77
~~SECTION~~SECTION 3.07 Compliance with Laws and Agreements	~~81~~78
~~SECTION~~SECTION 3.08 Investment Company Status	~~81~~78
~~SECTION~~SECTION 3.09 Taxes	~~81~~78
~~SECTION~~SECTION 3.10 ERISA	~~81~~78
~~SECTION~~SECTION 3.11 Disclosure	~~82~~78
~~SECTION~~SECTION 3.12 Subsidiaries	~~82~~79
~~SECTION~~SECTION 3.13 Insurance	~~82~~79
~~SECTION~~SECTION 3.14 Labor Matters	~~82~~79
~~SECTION~~SECTION 3.15 Sanctioned Persons, etc.	~~83~~79
~~SECTION~~SECTION 3.16 USA PATRIOT Act, Etc.	~~84~~80
ARTICLE IV Conditions	~~84~~80
~~SECTION~~SECTION 4.01 Conditions to Initial Borrowing	~~84~~80
~~SECTION~~SECTION 4.02 Each Credit Event	~~86~~82
ARTICLE V Affirmative Covenants	~~87~~82
~~SECTION~~SECTION 5.01 Financial Statements and Other Information	~~87~~82
~~SECTION~~SECTION 5.02 Notices of Material Events	~~88~~84
~~SECTION~~SECTION 5.03 [RESERVED]	~~89~~84
~~SECTION~~SECTION 5.04 Existence; Conduct of Business	~~89~~85
~~SECTION~~SECTION 5.05 Payment of Obligations	~~89~~85
~~SECTION~~SECTION 5.06 Maintenance of Properties	~~90~~85
~~SECTION~~SECTION 5.07 Insurance	~~90~~85
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(continued)

Page

~~SECTION~~SECTION 5.08 Further Assurances     ~~90~~85
~~SECTION~~SECTION 5.09 Books and Records; Inspection Rights     ~~90~~85
~~SECTION~~SECTION 5.10 Compliance with Laws.     ~~90~~85
~~SECTION~~SECTION 5.11 Use of Proceeds of Loans and Letters of Credit     ~~91~~86
~~SECTION~~SECTION 5.12 Senior Obligations     ~~91~~86
~~SECTION~~SECTION 5.13 Additional Subsidiaries     ~~91~~86
~~SECTION~~SECTION 5.14 Collateral     ~~92~~87
SECTION 5.15 OFAC Compliance     88
ARTICLE VI Negative Covenants     ~~92~~88
~~SECTION~~SECTION 6.01 Indebtedness.     ~~93~~88
~~SECTION~~SECTION 6.02 Liens     ~~95~~90
~~SECTION~~SECTION 6.03 Fundamental Changes.     ~~96~~92
~~SECTION~~SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions     ~~97~~93
~~SECTION~~SECTION 6.05 Asset Sales     ~~99~~95
~~SECTION~~SECTION 6.06 Swap Agreements     ~~100~~96
~~SECTION~~SECTION 6.07 Restricted Payments     ~~101~~96
~~SECTION~~SECTION 6.08 Transactions with Affiliates     ~~102~~98
~~SECTION~~SECTION 6.09 Restrictive Agreements     ~~102~~98
~~SECTION~~SECTION 6.10 Amendment of Material Documents     ~~103~~99
~~SECTION~~SECTION 6.11 Interest Coverage Ratio.     ~~103~~99
~~SECTION~~SECTION 6.12 Leverage Ratio.     ~~104~~100
~~SECTION~~SECTION 6.13 ~~Minimum Liquidity     104~~[Reserved].100
~~SECTION~~SECTION 6.14 ~~OFAC Compliance     104~~[Reserved].100
~~SECTION~~SECTION 6.15 Successor Transaction.     ~~104~~100
~~SECTION~~SECTION 6.16 Maximum Aggregate Debt.     ~~105~~101
SECTION 6.17 Payments of Convertible Debt Securities     101
ARTICLE VII Events of Default     ~~105~~101
~~SECTION~~SECTION 7.01 Events of Default     ~~105~~101
~~SECTION~~SECTION 7.02 Exclusion of Immaterial Subsidiaries     ~~107~~103

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(continued)

Page

ARTICLE VIII The Administrative Agent     ~~108~~103
~~SECTION~~SECTION 8.01 The Administrative Agent as Agent     ~~108~~103
~~SECTION~~SECTION 8.02 The Administrative Agent as Lender     ~~108~~104
~~SECTION~~SECTION 8.03 No Duties     ~~108~~104
~~SECTION~~SECTION 8.04 Reliance by the Agent and Exculpation     ~~109~~104
~~SECTION~~SECTION 8.05 Delegation of Agent’s Obligations     ~~109~~104
~~SECTION~~SECTION 8.06 Successor     ~~110~~105
~~SECTION~~SECTION 8.07 Credit Decisions     ~~110~~105
~~SECTION~~SECTION 8.08 Limitations on Obligations of Certain Transaction Parties     ~~110~~105
~~SECTION~~SECTION 8.09 Guarantee Matters     ~~111~~106
~~SECTION~~SECTION 8.10 Certain ERISA Matters.     ~~111~~106
~~SECTION~~SECTION 8.11 Erroneous Payments     ~~112~~107
ARTICLE IX Miscellaneous     ~~116~~110
~~SECTION~~SECTION 9.01 Notices     ~~116~~110
~~SECTION~~SECTION 9.02 Waivers; Amendments.     ~~117~~111
~~SECTION~~SECTION 9.03 Expenses; Indemnity; Damage Waiver.     ~~119~~114
~~SECTION~~SECTION 9.04 Successors and Assigns.     ~~121~~115
~~SECTION~~SECTION 9.05 Survival     ~~126~~119
~~SECTION~~SECTION 9.06 Counterparts; Integration; Effectiveness     ~~127~~120
~~SECTION~~SECTION 9.07 Severability     ~~127~~120
~~SECTION~~SECTION 9.08 Right of Setoff     ~~127~~120
~~SECTION~~SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process.     ~~128~~120
~~SECTION~~SECTION 9.10 WAIVER OF JURY TRIAL     ~~129~~121
~~SECTION~~SECTION 9.11 Headings     ~~129~~121
~~SECTION~~SECTION 9.12 Confidentiality     ~~129~~121
~~SECTION~~SECTION 9.13 Interest Rate Limitation     ~~130~~122
~~SECTION~~SECTION 9.14 Judgment Currency.     ~~130~~122
~~SECTION~~SECTION 9.15 USA PATRIOT Act     ~~131~~123
~~SECTION~~SECTION 9.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions     ~~131~~123
~~SECTION~~SECTION 9.17 Acknowledgement Regarding Any Supported QFCs     ~~132~~124

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(continued)

Page

Schedule 2.01    Lenders and Commitments
Schedule 3.06    Disclosed Matters
Schedule 3.12    Subsidiaries
Schedule 6.01    Existing Indebtedness Schedule 6.02      Existing Liens Schedule 6.04    Existing Investments
Schedule 6.09    Existing Restrictive Agreements

Exhibit A    Form of Assignment and Acceptance Agreement
Exhibit B    Form of U.S. Guarantee Agreement
Exhibit C    Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D    Form of Borrowing Request
Exhibit E    Form of Issuance Request
Exhibit F    Form of Interest Election Request Exhibit G    Form of Certificate of Financial Officer Exhibit H    Form of Revolving Note
Exhibit I-1    Form of Term Note A1
Exhibit I-2    Form of Term Note A2
Exhibit I-3    Form of Term Note A3

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CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of February 20, 2019 (this “Agreement”), is among SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY, a public limited company incorporated under the laws of Ireland (“STX”), SEAGATE HDD CAYMAN, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), the various financial institutions and other Persons from time to time parties hereto (the “Lenders”) and THE BANK OF NOVA SCOTIA (“Scotiabank”), as administrative agent (in such capacity, “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders make, and the Lenders have made, Loans (such capitalized term, and other terms used in the preamble and these recitals to have the meanings set forth in Article I) to the Borrower in an aggregate principal amount not to exceed the applicable Commitment;

WHEREAS, the Loan Parties have requested that this Agreement be amended pursuant to the Eighth Amendment to, among other things, modify certain covenants during the Covenant Relief Period; and

WHEREAS, the Required Lenders are willing, on the terms and subject to the conditions set forth in the Eighth Amendment, to amend the Loan Documents in certain respects, including to modify certain covenants during the Covenant Relief Period;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions
SECTION 1.01~~SECTION 1.01~~  Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Scotiabank, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, (i) no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person and (ii) Thanachart Bank shall be deemed to be an Affiliate of The Bank of Nova Scotia.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR for a one-month Interest Period (to the extent such rate is available) on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Base Rate, the Federal Funds Effective Rate or the Adjusted Term SOFR, respectively. Notwithstanding the foregoing, if the Alternate Base Rate shall be less than zero, then such rate shall be deemed zero for purposes hereof.

“Alternative Currency” means any currency that is freely available, freely transferable and freely convertible into dollars and in which dealings in deposits are carried on in the New York, London or Tokyo interbank markets, provided that such currency is reasonably acceptable to the Administrative Agent and the applicable Issuing Bank.

“Alternative Currency LC Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn and unexpired amount of all outstanding Alternative Currency Letters of Credit at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all LC Disbursements in respect of Alternative Currency Letters of Credit that have not yet been reimbursed at such time.

“Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency. “Anti-Terrorism Order” means United States Executive Order No. 13224.
“Applicable Margin” means, prior to the Sixth Amendment Effective Date, the rate set forth in this Agreement prior to the effectiveness of the Sixth Amendment, and thereafter as follows, for any day, with respect to any SOFR Loan or ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the applicable caption, as the case may be, based upon the corporate issuer rating (or the equivalent thereof) (referred to as the “Issuer Ratings”) of the Borrower or one of its parent entities issued by Moody’s and S&P, respectively, applicable on such date to the Borrower or one of its parent entities, as applicable:

REVOLVING LOANS

Issuer Rating	Revolving Loan SOFR Spread	Revolving Loan ABR Spread	Revolving Loan Commitment Fee Rate
Category 1	1.125%	0.125%	0.150%

Issuer Rating	Revolving Loan SOFR Spread	Revolving Loan ABR Spread	Revolving Loan Commitment Fee Rate
Equal to or higher than: BBB by S&P Baa2 by Moody’s
Category 2 BBB- by S&P Baa3 by Moody’s	1.375%	0.375%	0.200%
Category 3 BB+ by S&P Ba1 by Moody’s	1.625%	0.625%	0.250%
Category 4 BB by S&P Ba2 by Moody’s	1.875%	0.875%	0.325%
Category 5 Equal to or lower than: BB- by S&P Ba3 by Moody’s	2.375%	1.375%	0.400%

TERM LOANS

Issuer Rating	Term Loan A1 SOFR Spread	Term Loan A1 ABR Spread	Term Loan A2 SOFR Spread	Term Loan A2 ABR Spread	Term Loan A3 SOFR Spread	Term Loan A3 ABR Spread
Category 1 Equal to or higher than: BBB by S&P Baa2 by Moody’s	1.125%	0.125%	1.250%	0.250%	1.250%	0.250%

Issuer Rating	Term Loan A1 SOFR Spread	Term Loan A1 ABR Spread	Term Loan A2 SOFR Spread	Term Loan A2 ABR Spread	Term Loan A3 SOFR Spread	Term Loan A3 ABR Spread
Category 2 BBB- by S&P Baa3 by Moody’s	1.375%	0.375%	1.500%	0.500%	1.500%	0.500%
Category 3 BB+ by S&P Ba1 by Moody’s	1.625%	0.625%	1.750%	0.750%	1.750%	0.750%
Category 4 BB by S&P Ba2 by Moody’s	1.875%	0.875%	2.000%	1.000%	2.000%	1.000%
Category 5 Equal to or lower than: BB- by S&P Ba3 by Moody’s	2.375%	1.375%	2.500%	1.500%	2.500%	1.500%

Subject to the next sentence, on and following the Sixth Amendment Effective Date the Applicable Margin for Term Loan A3 maintained as (a) ABR Loans will be no less than 0.750% per annum and (b) SOFR Loans will be no less than 1.750% per annum. Upon delivery of the compliance certificate pursuant to clause (c) of Section 5.01 for the first full fiscal quarter occurring after the Sixth Amendment Effective Date, the Applicable Margin for Term Loan A3 will be as specified in accordance with the grid above.

In the event the Eighth Amendment Prepayment has not occurred on or before September 29, 2023, then commencing on September 30, 2023, the Applicable Margin for all Loans shall increase by 0.250% per annum until the earlier of (a) the date of the Eighth Amendment Prepayment and (b) the Covenant

Relief Termination Date, following which time the Applicable Margin will be as specified in accordance with the grid above.

For purposes of the foregoing, if on any date Moody’s and S&P shall have in effect Issuer Ratings within different Categories, the Applicable Margin and Commitment Fee Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin and Commitment Fee Rate shall be determined by reference to the Category next lower than that of the higher of the two ratings. If either Moody’s or S&P shall not have an Issuer Rating in effect (other than by reason of the last sentence of this clause), then such rating agency shall be deemed to have established a rating in Category 5. If the Issuer Rating established or deemed to have been established by a rating agency shall be changed (other than as a result of a change in the rating system of such rating agency), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders pursuant to delivery of financial information or otherwise. Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of a rating agency shall change, or if such rating agency shall cease to be in the business of rating borrowers, then the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and commitment fee shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Applicable Percentage” means, as to any Lender on any date of determination (and without duplication), the percentage that (a) (i) the outstanding principal amount of all Loans, (ii) the LC Exposure, and (iii) if Commitments have not theretofore been terminated or expired, the unfunded amount of such Commitments, of or owing to such Lender bears to (b) (i) the outstanding principal amount of all Loans, (ii) the aggregate LC Exposure, and (iii) if Commitments have not theretofore been terminated or expired, the unfunded amount of such Commitments, of or owing to all Lenders.

“Approved Electronic Platform” is defined in Section 8.11(d).

hereto.

“Assignment and Acceptance Agreement” means the Assignment and Acceptance Agreement in substantially the form of Exhibit A

“Availability Period” means (a) in the case of Revolving Loans, the period from and including the Fifth Amendment Effective Date to but excluding the earlier of the Maturity Date and the date of termination or expiration of the corresponding Revolving Commitment for Revolving Loans; (b) in the case of Term Loan A1 and Term Loan A2, the Fifth Amendment Effective Date; and (c) in the case of Term Loan A3, the Sixth Amendment Effective Date.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.24(d).

“Ayer Rajah Property” means the whole of the land comprised in Lot 5419N of Mukim 3 together with the building erected thereon and currently known as 26 Ayer Rajah Crescent, Singapore 139944.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

“Benchmark” means, initially, the Term SOFR Reference Rate; p rovided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.24(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar- denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; p rovided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or a negative value or zero), that has been selected by the Administrative Agent and the Borrower, giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current
Benchmark:

(a)  ~~(a)~~ a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, p rovided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)  ~~(b)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator for such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)  ~~(c)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.24.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership to the extent required by the Beneficial Ownership Regulation, which certification shall be substantially similar in substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers included as Appendix A to the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA; (b) a “plan” as defined in and subject to Section 4975 of the Code; or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C.
1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Bookrunner” means each of Scotiabank and the Lenders listed on Schedule 2.01 hereto, in their capacities as the Bookrunners for the Revolving Loan facility or the Term Loan facility, as applicable.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means (a) as applicable, Revolving Loans or Term Loans of the same Class and Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 substantially the form of
Exhibit D hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New
York or is a day on which banking institutions in such state are authorized or required by Law to close.

“Calculation Date” means (a) the last Business Day of each calendar month and (b) if on the last Business Day of any calendar week the total Revolving Exposures exceed 75% of the total Revolving Commitments (giving effect to any reductions in the Revolving Commitments scheduled to occur on such day), such Business Day.

“Capital Expenditures” means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of STX, the Borrower and the Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of STX for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by STX, the Borrower and the Subsidiaries during such period, provided that the term “Capital Expenditures” (i) shall be net of landlord construction allowances, (ii) shall not include expenditures to the extent they are made with the proceeds of the issuance of Equity Interests of STX, the Borrower or any Subsidiary after the Effective Date, (iii) shall not include expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets useful in the business of STX, the Borrower or any Subsidiary within 365 days of receipt of such proceeds, (iv) shall not include the purchase price of equipment to the extent the consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business, and (v) shall not include expenditures to the extent they are made with the proceeds of sales of assets outside the ordinary course of business that are permitted by Section 6.05.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all leases that would have been treated as operating leases under GAAP on the date hereof shall continue to be so treated notwithstanding any change in GAAP that would re-classify such leases as capital leases.

“Cash Collateralize” shall mean, in respect of any obligations, to provide and pledge (as a first priority perfected security interest) cash collateral for such obligations in dollars, with the Administrative Agent pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent (and “Cash Collateralization” has a corresponding meaning).

“Cash Equivalents” shall mean “Permitted Investments”, other than the Permitted Investments described in clause (h) of the definition thereof to the extent the maturity of the applicable corporate bond or note is more than 1 year from the date of acquisition thereof;
“Cash Management Obligations” has the meaning assigned to such term in clause (c) of the definition of the term “Obligations”. “Cash-Pay Preferred Equity” means any preferred shares or other preferred Equity Interests that are issued by ~~STX or ST~~any Person and that require the payment of mandatory cash dividends; provided that any Cash-Pay Preferred Equity issued by STX or ST that (a) has either (i) no stated maturity date or perpetual duration or (ii) has a stated maturity date or limited duration that is no less than 7 months after the latest Maturity Date then applicable to the Loans, (b) does not contain any restrictive or financial covenants (other than protective provisions applicable to the preferred Equity Interests), or any cross-default or cross-acceleration provisions (it being agreed that any payment required upon a Change of Control or any required repayment following (i) the approval of the stockholders of STX or ST approving any plan or proposal for the liquidation or dissolution of STX or ST, as applicable, or (ii) the Equity Interest into which the Cash-Pay Preferred Equity is convertible ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Market or any of their respective successors, shall not cause such preferred Equity to fail this condition), (c) are not guaranteed by any Subsidiary of STX, (d) are not, in a liquidation, entitled to receive any distribution until such time as the Indebtedness of STX or ST, as applicable, including the Obligations, have been paid in full and (e) are not redeemable, either mandatorily or at the option of the holder thereof, prior to the latest Maturity Date then applicable to the Loans (other than (i) for ordinary shares of STX and cash in lieu of fractional shares, (ii) upon payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (iii) upon a Change of Control or any required repayment following (x) the approval of the stockholders of STX or ST approving any plan or proposal for the liquidation or dissolution of STX or ST, as applicable, or (y) the Equity Interest into which the Cash-Pay Preferred Equity is convertible ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global Market or any of their respective successors), shall not be considered “Cash-Pay Preferred Equity” for purposes of the definitions of “Funded Indebtedness” and “Indebtedness”.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq. “Certificate of Financial Officer” means a Certificate of Financial Officer in substantially the form of Exhibit G hereto, or such other form as the Borrower and Administrative Agent shall agree to.

“CFC Subsidiary” means, with respect to any U.S. Subsidiary, a direct or indirect subsidiary of such U.S. Subsidiary that is a controlled foreign corporation within the meaning of Section 957 of the Code.

“Change in Control” means:

(a)  ~~(a)~~ the failure of STX to own, directly or indirectly, 100% of the Equity Interests in the Borrower;

(b)  ~~(b)~~ the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests in STX representing greater than 35% of the aggregate ordinary voting power and aggregate equity value represented by the issued and outstanding Equity Interests in STX; provided, however that subject to compliance with Section 6.15 a transaction (referred to as a “Successor Transaction”) will not be deemed to involve a Change in Control under this clause if (i) STX becomes a direct or indirect wholly owned subsidiary of a holding company, and (ii)(x) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of STX’s Voting Stock immediately prior to that transaction or (y) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 35% of the Voting Stock of such holding company;

(c)  ~~(c)~~ occupation of a majority of the seats (other than vacant seats) on the board of directors of STX or the Borrower by Persons who were neither (i) nominated by at least a majority of the board of directors of STX, SDST or the Borrower, as applicable, nor (ii) appointed by a vote of a majority of directors so nominated; or

(d)  ~~(d)~~ the occurrence of a “Change of Control” or “Change of Control Trigger Event” (or similar terms) in each case as defined in any applicable Senior Note Document or any document governing or evidencing any extension, renewal, refinancing or replacement of any Senior Notes permitted pursuant to Section 6.01(a)(ii), in each case solely to the extent such “Change of Control” or “Change of Control Trigger Event” (or similar term) gives the holders of such Indebtedness the right to accelerate such Indebtedness or to have such Indebtedness repurchased or otherwise retired or repaid by the issuer thereof or a third-party on such issuer’s behalf.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Whenever there is a reference in this Agreement to the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBO lending office) or any Issuing Bank with any request or directive (whether or not having the force of law) made after the Effective Date, notwithstanding anything contained herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, or directives in connection therewith shall be deemed to have gone into effect and adopted after the Effective Date, and (ii) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States (or foreign) regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loan A1, Term Loan A2, Term Loan A3, Revolving Loans or Swingline Loans, as applicable, and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment, Revolving Commitment or Swingline Commitment.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means (a) with respect to any Lender, such Lender’s Revolving Commitment or Term Loan Commitment, and
(b) with respect to any Swingline Lender, its Swingline Commitment.

“Commitment Fee Rate” means the rate applicable to the payment of commitment fees as set forth in the definition of Applicable
Margin.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) the net interest expense (including imputed interest expense in respect of Capital Lease Obligations ~~and the implied interest~~) in respect of ~~Permitted Receivables Factoring)~~Indebtedness of STX, the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued during such period in respect of Indebtedness of STX, the Borrower or any Subsidiary that is required to be capitalized rather than included in such consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, ~~plus (iv) to the extent not otherwise included, commissions, discounts, yields and other fees, charges and amounts incurred in connection with any Permitted Receivables Factoring during such period that are payable to any Person other than STX, the Borrower or any Subsidiary and any other amounts for such period that are comparable to or in the nature of interest under any Permitted Receivables Factoring (including losses on the sale of assets relating to any Permitted Receivables Factoring accounted for as a “true sale”),~~ minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs ~~paid in a previous period~~, plus (ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest or dividends payable in kind for such period. For the avoidance of doubt, any premium or amount paid in respect of any Permitted Bond Hedge shall not be deemed to constitute Consolidated Cash Interest Expense.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a)  ~~(a)~~ without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i)  ~~(i)~~ consolidated interest expense for such period (including, without limitation, to the extent not otherwise included in consolidated interest expense for such period, ~~commissions, discounts, yields and other fees, charges and amounts incurred during such period in connection with any Permitted Receivables Factoring that are payable to any Person other than STX, the Borrower or any Subsidiary and any other amounts for such period comparable to or in the nature of interest under any Permitted Receivables Factoring (including losses on the sale of assets relating to any Permitted Receivables Factoring accounted for as a “true sale”) and~~ any non-cash accruals, capitalizations, amortizations or similar adjustments made under the definition of “Consolidated Cash Interest Expense”),

(ii)  ~~(ii)~~ consolidated income tax expense for such period,

(iii)  ~~(iii)~~ all amounts attributable to depreciation and amortization for such period,

(iv)  ~~(iv)~~ all extraordinary charges, costs and expenses during such period, provided that to the extent any such extraordinary charges, costs and expenses are charges, costs and expenses resulting from unused manufacturing capacity, including temporary idling of equipment and temporary suspension of production activity (“Underutilization Charges”), amounts included pursuant to this clause (a)(iv) for such Underutilization Charges incurred in the four-quarter period most recently ended shall not exceed ~~the lesser of (A) for the~~, with respect to any four-quarter period ending ~~(1) June 30, 2023,~~
~~$216,000,000, (2) September 29, 2023, $224,000,000, (3) December 29, 2023,~~

~~$200,000,000, (4) March 29, 2024, $163,000,000, (5) June 28, 2024, $100,000,000, (6) September 27, 2024, $55,000,000, (7) December 27, 2024, $34,000,000, and (8) March 28, 2025, $11,000,000, and (B) 30% of Consolidated EBITDA for such period (after giving effect to such Underutilization Charges); and~~after the Tenth Amendment Effective Date and during the Covenant Relief Period, $240,000,000; and

(v)  ~~(v)~~  non-cash expenses during such period resulting from (A) the grant of stock or stock options to management and employees of STX, the Borrower or any Subsidiary or (B) the treatment of such options under variable plan accounting,

(vi)  ~~(vi)~~ the aggregate amount of deferred financing expenses for such period,

(vii)  ~~(vii)~~  all other non-cash charges, non-cash expenses or non-cash losses of STX, the Borrower or any Subsidiary for such period (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period), p rovided, however, that cash payments made in such period or in any future period (other than payments made under the terms of the Deferred Compensation Plans to, or for the benefit of, participants in such Deferred Compensation Plans) in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, and

(viii)  ~~(viii)~~ any non-recurring fees, expenses or charges realized by STX, the Borrower or any Subsidiary for such period related to any offering of Equity Interests or incurrence of Indebtedness permitted to be issued or incurred under Section 6.01 (whether or not successful) or any acquisitions or dispositions by STX, the Borrower or any Subsidiary permitted hereunder and fees, expenses and charges related to the execution, delivery and performance of the Loan Documents by STX and the Borrower, and

minus

(b)  ~~minus (b)~~ without duplication and to the extent included in determining such Consolidated Net Income

(i)  ~~(i)~~ any extraordinary gains for such period,

(ii)  ~~(ii)~~ interest income for such period and

(iii)  ~~(iii)~~  all non-cash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (a)(vii) above), all determined on a consolidated basis in accordance with GAAP. For purposes of calculating the Total Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio as of any date, if STX, the Borrower or any Subsidiary has made any Material Acquisition permitted by Section 6.04 or any Material Sale outside of the ordinary course of business permitted by Section 6.05 during the period of four consecutive fiscal quarters ending on the date on which the most recent fiscal quarter ended, Consolidated EBITDA for the relevant period for testing compliance shall be calculated after giving pro forma effect thereto, as if such Material Acquisition or Material Sale outside of the ordinary course of business (and any related incurrence, repayment or assumption of Indebtedness with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of the relevant period for testing compliance. Any pro forma calculations pursuant to the immediately preceding sentence shall be determined in good faith by a Financial Officer of the Borrower and may include adjustments (A) for all purposes under this Agreement, for operating expense reductions that would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933, as amended, or (B) for all purposes under this Agreement other than for purposes of determining whether any acquisition complies with clause (p)(ii)(A) of Section 6.04, to eliminate the actual, historical operating expenses attributable to any lease or other contract, any personnel or any facility as a direct result of the termination of such lease or other contract, the termination of such personnel or the closing of such facility, in each case only if such termination or closing has been effected within three months after an acquisition in connection with such acquisition, provided that the Borrower’s calculation of such adjustments is set forth in a certificate signed by a Financial Officer of the Borrower.

“Consolidated Net Income” means, for any period, the net income or loss of STX, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that, except as otherwise provided in the definition of Consolidated EBITDA with respect to the calculation of the Total Leverage Ratio, the Total Net Leverage Ratio or the Interest Coverage Ratio, there shall be excluded from such net income or loss (a) the income of any Person (that is not a Subsidiary) in which any other Person (other than STX, the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to STX, the Borrower or any Subsidiary by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with STX, the Borrower or any Subsidiary or the date on which such Person’s assets are acquired by STX, the Borrower or any Subsidiary.

“Consolidated Total Assets” means, as of any date, the total assets of the Borrower and its subsidiaries on such date determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary adjustments thereto) of Equity Interests (or other securities or property following a merger event, reclassification or other change of the Equity Interests), cash, or a combination of Equity Interests and cash (with the amount of such cash determined by reference to the market price of such Equity Interests); provided that such debt securities shall be on terms and conditions (including as to covenants) customary in the good faith determination of the Borrower for convertible debt securities issued in transactions eligible under Rule 144A of the Securities Act (whether or not such debt securities are sold pursuant to such rule); provided further that such debt securities are not redeemable, either mandatorily or at the option of the holder thereof, prior to the latest Maturity Date then applicable to the Loans (other than (i) for ordinary shares of STX and cash in lieu of fractional shares, (ii) 7 months after the payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (iii) upon a Change of Control or any required repayment following (x) the approval of the stockholders of STX or ST approving any plan or proposal for the liquidation or dissolution of STX or ST, as applicable, or (y) the Equity Interest into which the Convertible Debt Security is convertible ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global market or any of their respective successors). For the avoidance of doubt, the 3.50% Exchangeable Senior Notes due 2028 issued by the Borrower shall be deemed to constitute Convertible Debt Securities for all purposes of the Loan Documents.

“Covenant Relief Period” means the period beginning on the Eighth Amendment Effective Date and ending on the Covenant Relief
Termination Date.

“Covenant Relief Termination Date” means the earlier of (a) the day immediately following the last day of the fiscal quarter ending on or about June 27, 2025 and (b) the occurrence of a Covenant Relief Termination Event.

“Covenant Relief Termination Event” means the occurrence of the following: (a) during the period beginning on the Eighth Amendment Effective Date and ending on June 27, 2025, the Certificate of Financial Officer delivered by STX for the most recently ended ~~fiscal quarter~~Test Period shows a Total Leverage Ratio of less than or equal to 3.00 to 1.00 and (b) within 30 days after delivery of such Certificate of Financial Officer, the Borrower notifies the Administrative Agent in writing that it has terminated the Covenant Relief Period.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with,
12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a
“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” is defined in Section 9.17.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” shall mean, at any time, a Lender (a) that has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan and/or to make a payment to an Issuing Bank in respect of a Letter of Credit or to a Swingline Lender in respect of a Swingline Loan (each a “funding obligation”), unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) that has notified the Administrative Agent or the Borrower, or has stated publicly, that it will not comply with any such funding obligation hereunder, or has defaulted on, its obligation to fund generally under any other loan agreement, credit agreement or other financing agreement, (c) that has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder, (d) with respect to which a Lender Insolvency Event has occurred and is continuing, or (e) that has become the subject of a Bail-in Action.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or
382.1, as applicable.

“Deferred Compensation Plans” means (a) the deferred compensation plan dated as of January 1, 2002, of Seagate US LLC (as amended, waived, supplemented or otherwise modified from time to time), (b) any other plan established in lieu of, or to renew or replace, in whole or in part, any plan referred to in clause (a) above or this clause (b) and (c) any Guarantee by STX or any Subsidiary of any obligation under any Deferred Compensation Plan referred to in clause (a) or (b) above.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06. “Documentation Agent” means each Lender listed on Schedule 2.01 hereto, in its capacity as the Documentation Agent.
“Dollar Equivalent” means, on any date of determination, (a) for the purposes of determining compliance with Article VI or the existence of an Event of Default under Article VII, with respect to any amount denominated in a currency other than dollars, the equivalent in dollars of such amount, determined in good faith by the Borrower in a manner consistent with the way such amount is or would be reflected on the audited consolidated financial statements delivered pursuant to Section 5.01(a) for the fiscal year in which such determination is made, and (b) for the purposes of Article II, with respect to any amount denominated in an Alternative Currency, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(a) using the applicable Exchange Rate with respect to such Alternative Currency.

“dollars” or “$” refers to lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means February 20, 2019.

“Eighth Amendment” means the Eighth Amendment, dated as of May 19, 2023, among STX, the Borrower, the Lenders party thereto and the Administrative Agent.

“Eighth Amendment Effective Date” is defined in the Eighth Amendment.

“Eighth Amendment Prepayment” means the prepayment by the Borrower, on or after the Eighth Amendment Effective Date, of at least $450,000,000 aggregate principal amount of Term Loans; provided that the Eighth Amendment Prepayment shall be applied pro rata to Term Loan A1, Term Loan A2 and Term Loan A3 and applied ratably to the remaining amortization payments.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or other legally enforceable requirements issued, promulgated or entered into by or with any Governmental Authority, relating to the protection of the environment, preservation or reclamation of natural resources or the presence, management, Release or threatened Release of any Hazardous Material.

“Environmental Liability” means any liabilities, obligations, damages, claims, actions, suits, judgments or orders, contingent or otherwise (including any costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of STX, the Borrower or any Subsidiary resulting from or relating to (a) the non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person. Notwithstanding the foregoing, and for the avoidance of doubt, (i) Convertible Debt Securities and (ii) Permitted Bond Hedges (and any component call, warrant or other derivative) shall not for purposes of this definition be deemed to be an Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan that is subject to Title IV of ERISA (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan whether or not waived, (c) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) a determination that any Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA, (g) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or in endangered or critical status (within the meaning of Section 305 of ERISA).

“Erroneous Payment” has the meaning assigned to it in Section 8.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 8.11(d)(i). “Erroneous Payment Impacted Class” has the meaning assigned to it in Section 8.11(d)(i). “Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 8.11(d)(i). “Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 8.11(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Section 7.01.

~~“Excess Sale Proceeds” has the meaning assigned to such term in Section 2.10(h).~~

“Exchange Rate” means, on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m., New York City time, on such day on the applicable Reuters World Spot Page. In the event that any such rate does not appear on any Reuters World Spot Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates reasonably selected by the Administrative Agent in consultation with the Borrower for such purpose or, at the discretion of the Administrative Agent in consultation with the Borrower, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m., local time, on such day for the purchase of the applicable Alternative Currency for delivery two Business Days later, provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty from, or the grant of a security interest by (as applicable) such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a)Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profit Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, Cayman Islands withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office. (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any withholding Taxes imposed under FATCA.

“Extending Lender” has the meaning assigned to such term in Section 2.23.

“FATCA” means (i) Sections 1471 through 1474 of the Code, as in effect on the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and the Common Reporting Standard issued by the Organisation of Economic Co-operation and Development (“CRS”), and (ii) any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code or CRS.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the (a) Administrative Agent’s Fee Letter, dated September 13, 2021 between the Borrower and the Administrative Agent, (b) the Fee Letter, dated the Seventh Amendment Effective Date, between the Borrower and the Administrative Agent and (c) the Fee Letter, dated the Eighth Amendment Effective Date, between the Borrower and the Administrative Agent.

“Fifth Amendment” means the Fifth Amendment, dated as of October 14, 2021, to this Agreement, among the Borrower, STX, the
Lenders party thereto, and the Administrative Agent.

“Fifth Amendment Effective Date” is defined in the Fifth Amendment.

“Finance Parties” means (a) each Lender (and any Affiliate of such Lender to which any Cash Management Obligation is owed), (b) each Issuing Bank, (c) the Administrative Agent, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (f) each counterparty to any Platinum Lease with a Loan Party the obligations under which constitute Obligations and (g) the successors and assigns of each of the foregoing.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of STX or the Borrower, as the case may be. “Fitch” means Fitch Ratings, Inc. “Floor” means 0.00%.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the jurisdiction in which the
Borrower is located.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than (a) the United States of
America (including any State thereof and the District of Columbia) or (b) the Cayman Islands.

“Foreign Subsidiary Guarantee Agreement” means an agreement between any Foreign Subsidiary and the Administrative Agent that (a) provides a Guarantee of the Obligations by such Foreign Subsidiary in favor of, and other rights and benefits to, the Administrative Agent and the other Finance Parties substantially the same as the Guarantee of the Obligations and the other rights and benefits provided by the U.S. Guarantee Agreement (except as prohibited by applicable law) and (b) is otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Fourth Amendment” means the Fourth Amendment, dated as of May 18, 2021, to this Agreement, among the Borrower, STX, and the Administrative Agent on behalf of the Lenders.

“Fourth Amendment Effective Date” is defined in the Fourth Amendment.

“Fremont Property” means the building and land located at 47488 Kato Road, Fremont, California 94538.

“Funded Indebtedness” means, as of any date, the sum of (a) the aggregate principal amount of Indebtedness of STX, the Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, (b) without duplication, the aggregate amount of any Guarantee by STX, the Borrower or any Subsidiary of any such Indebtedness of any other Person, and (c) without duplication, except as otherwise provided in the definition of Cash-Pay Preferred Equity, the aggregate liquidation value (or equivalent thereof) of Cash-Pay Preferred Equity (including any deferred dividend payments with respect thereto) as of such date.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee Agreements” means (a) with respect to each U.S. Loan Party, each Loan Party organized under the laws of the Cayman Islands and each other Loan Party reasonably designated by the Administrative Agent, the U.S. Guarantee Agreement; (b) the Parent Guarantee; and (c) with respect to each other Loan Party, a Foreign Subsidiary Guarantee Agreement.

“Guarantee Requirement” means, at any time, the requirement that:

(a)  ~~(a)~~ the Administrative Agent shall have received from each Loan Party a counterpart of each of (i) the applicable Guarantee Agreement, and (ii) in the case of any Loan Party that executes the U.S. Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement.

(b)  ~~(b)~~  within 30 days after the request therefor by the Administrative Agent (or such longer period as the Administrative Agent may agree in its discretion), the Borrower shall have delivered to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Finance Parties, of counsel for the Loan Parties reasonably acceptable to the

Administrative Agent as to such matters set forth in this definition as the Administrative Agent may reasonably request.

Notwithstanding anything in this definition to the contrary, (i) no Guarantee by any Person shall be required pursuant to this definition if the Administrative Agent determines, after consultation with the Borrower, that (a) providing such Guarantee would (x) violate the law of the jurisdiction in which the Person providing such Guarantee, (y) violate the terms of any material contract binding on STX, the Borrower or any Subsidiary, or (z) result in a material adverse tax consequence to the Person providing such Guarantee, or (b) the cost to STX, the Borrower or any Subsidiary of providing such Guarantee would be excessive in view of the related benefits to be received by the Lenders therefrom, and (iii) no Obligation of any U.S. Loan Party shall be required to be Guaranteed by any CFC Subsidiary or any Qualified CFC Holding Company, in each case of any U.S. Subsidiary.

“Guarantors” means, collectively, as of the Effective Date, Seagate UC, ST, SDST, Seagate Technology (US), STI, Seagate Technology (Ireland), an exempted company incorporated with limited liability in the Cayman Islands, Seagate Technology LLC, a Delaware limited liability company, Seagate International (Johor) Sdn. Bhd., a limited company incorporated in Malaysia, Seagate Technology (Thailand) Limited, a limited company incorporated in Thailand, Seagate Singapore International Headquarters Pte. Ltd., a private limited company incorporated in Singapore and, following the Effective Date, STX and all other direct and indirect Subsidiaries of STX required to deliver a guaranty of the Obligations pursuant to Section 5.13 of this Agreement.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all substances or wastes regulated due to their harmful or deleterious nature or characteristics pursuant to any applicable Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Immaterial Subsidiary” means, on any day, a Subsidiary that holds less than 2.50% of the Consolidated Total Assets as of the ~~last day of the fiscal quarter of STX~~ most recently ended ~~prior to such day~~Test Period, provided that the term “Immaterial Subsidiary” shall not include any wholly-owned Subsidiary that has executed and delivered to the Administrative Agent a Guarantee Agreement (or, if applicable, a supplement thereto) and satisfied the Guarantee Requirement (to the extent applicable to such Subsidiary).

“Incremental Amendment” is defined in Section 2.21(b). “Incremental Closing Date” is defined in Section 2.21(c). “Incremental Lender” is defined in Section 2.21(b). “Incremental Loan” is defined in Section 2.21(a).
“Incremental Loan Commitment” is defined in Section 2.21(a). “Incremental Revolving Loan Commitment” is defined in Section 2.21(a).

“Incremental Revolving Loan Increase” is defined in Section 2.21(a). “Incremental Term Loan” is defined in Section 2.21(a).
“Incremental Term Loan Commitment” is defined in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and any earn-out obligation until such obligation becomes due and a liability on the balance sheet of such Person in accordance with GAAP), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) ~~the amount of all Permitted Receivables Factoring of such Person~~[reserved] and (l) except as otherwise provided in the definition of Cash-Pay Preferred Equity, all Cash-Pay Preferred Equity. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term “Indebtedness” shall not include (i) obligations under Swap Agreements, (ii) agreements providing for indemnification, purchase price adjustments holdback or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock, (iii) liabilities incurred under the Deferred Compensation Plans ~~or~~, (iv) obligations in respect of Permitted Receivables Factoring and/or (v) liabilities customarily incurred under the Platinum Leases. For the purposes hereof, the princip al amount of any Convertible Debt Security shall be the aggregate outstanding stated principal amount thereof and ~~it shall not constitute an additional incurrence of indebtedness to the extent~~, for the avoidance of doubt, any payment, exchange, conversion or delivery of cash or shares in excess of the outstanding stated principal amount required pursuant to the terms of such Convertible Debt Security ~~require the payment of cash or delivery of shares in excess of the principal amount, provided the entire amount of such excess~~(the “Excess Portion”) shall not constitute Indebtedness so long as such Excess Portion may be settled by the delivery of shares or cash in lieu of fractional shares. Notwithstanding the foregoing and for the avoidance of doubt, no obligation of ~~Borrower~~STX or any Subsidiary in respect of any Permitted Bond Hedge that was entered into for hedging or mitigating risks, and was not entered into for speculative purposes, shall constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement in substantially the form of Exhibit C hereto.

“Interest Coverage Ratio” means, on any date, the ratio of (a) Consolidated EBITDA for the ~~period of four consecutive fiscal quarters of STX ended on such date for which financial statements have been delivered pursuant to Section 5.01~~most recently ended Test Period to (b) Consolidated Cash Interest Expense for such ~~period~~Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 in substantially the form of Exhibit F hereto.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, with the consent of each Lender, twelve months) thereafter, as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” has the meaning assigned to such term in Section 6.04.

“Investment Grade Period” means any period (a) commencing on the first day on which (x) two or more of the Issuer Ratings are Investment Grade Ratings and (y) no Default or Event of Default has occurred and is continuing and (b) ending on the date on which two or more of the Issuer Ratings are no longer Investment Grade Ratings.

“Investment Grade Ratings” means that two or more of the following Issuer Ratings have been concurrently established by the applicable rating agencies: BBB- (or, for purposes of Section 6.05, BBB) or higher from S&P, Baa3 (or, for purposes of Section 6.05, Baa2) or higher from Moody’s and/or BBB- (or, for purposes of Section 6.05, BBB) or higher from Fitch.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuance Request” means an Issuance Request in substantially the form of Exhibit E hereto. “Issuer Ratings” is defined in the definition of Applicable Margin.
“Issuing Bank” means, as the context may require, (a) Scotiabank, with respect to Letters of Credit issued by it, and (b) any other Lender that becomes an Issuing Bank pursuant to Section 2.05(l), with respect to Letters of Credit issued by it, and, in each case, its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn and unexpired amount of all outstanding Letters of Credit denominated in dollars at such time plus (b) the aggregate amount of all LC Disbursements that were made in dollars and that have not yet been reimbursed by or on behalf of the Borrower at such time plus (c) the Alternative Currency LC Exposure at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Affiliate” means, (a) with respect to any Lender, (i) an Affiliate of such Lender or (ii) an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) a Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, custodian or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment, or (c) a Lender or its Parent Company has been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent, provided that, for the avoidance of doubt, a Lender Insolvency Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interest in or control of a Lender or a Parent Company thereof by a Governmental Authority or an instrumentality thereof.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 9.04, other than any such Person that ceases to be a party hereto pursuant to Section 9.04. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Sublimit” has the meaning set forth in Section 2.05(b).

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity Amount” means, as of any date,

(a)  ~~(a)~~  during any Investment Grade Period, an amount equal to the aggregate amount of cash, cash equivalents and short- term investments not subject to a Lien or security interest in favor of any Person (other than Liens under the Loan Documents, bankers’ liens and rights of setoff and inchoate Liens) that would be reflected as cash, cash equivalents or short-term investments on a consolidated balance sheet of STX prepared in accordance with GAAP, owned by the Borrower and its subsidiaries on such date; and

(b)  ~~(b)~~  during any Non-Investment Grade Period, an amount equal to (i) the sum of (A) the aggregate amount of cash, cash equivalents and short-term investments not subject to a Lien or security interest in favor of any Person (other than Liens under the Loan Documents, bankers’ liens and rights of setoff and inchoate Liens) that would be reflected as cash, cash equivalents or short- term investments on a consolidated balance sheet of STX prepared in accordance with GAAP, owned by the Borrower and its subsidiaries on such date and (B) the available borrowing capacity on the Revolving Commitment and any Permitted Receivables Factoring, provided that the Revolving Commitment and Permitted Receivables Factoring’s remaining term to maturity is greater than one year, minus (ii) the aggregate principal amount of Funded Indebtedness outstanding on such date the remaining term to maturity of which equals one year or less.

“Loan Document Obligations” has the meaning assigned to such term in the definition of “Obligations”.

“Loan Documents” means this Agreement, the Guarantee Agreements, any Promissory Notes and any other document or instrument executed and delivered by any Loan Party that by its terms states that it is a Loan Document, and in each case any amendments, restatements, supplements or modifications to any of the foregoing.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Revolving Loans, Swingline
Loans and Term Loans.

“Longmont Property” means the building and land located at 389 Disc Drive, Longmont, Colorado 80503.

“Material Acquisition” means, at any time, any acquisition (whether by purchase, merger, consolidation or otherwise) by STX, the Borrower or any Subsidiary that is permitted hereunder and for which the sum (without duplication) of all consideration paid or otherwise delivered by STX, the Borrower and the Subsidiaries in connection with such acquisition (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value, determined reasonably and in good faith by the Borrower, of any other non-cash consideration, including Equity Interests in STX or any Subsidiary) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed by STX, the Borrower or any Subsidiary in connection with such acquisition (including Indebtedness of any acquired Person outstanding at the time of such acquisition) exceeds the amount that is equal to 5% of Consolidated Total Assets as of the end of the fiscal year of STX most recently ended at or prior to such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or financial condition of STX, the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) any material rights of or benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of STX, the Borrower or any Subsidiary in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“Material Sale” means, at any time, any sale, transfer or other disposition of any property or asset of STX, the Borrower or any Subsidiary that is permitted hereunder and for which all consideration paid or otherwise delivered to STX, the Borrower and the Subsidiaries in connection with such sale, transfer or other disposition (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value, determined reasonably and in good faith by the Borrower, of any other non-cash consideration, including Equity Interests) plus the aggregate principal amount of all Indebtedness of STX, the Borrower and the Subsidiaries assumed by the purchaser of such property or asset in connection with such sale (including Indebtedness of any Person sold, transferred or disposed of by STX, the Borrower or any Subsidiary that is assumed by the purchaser of such Person in connection with such sale) exceeds the amount that is equal to 5% of Consolidated Total Assets as of the end of the fiscal year of STX most recently ended at or prior to such time.

“Maturity Date” means with respect to (a) Term Loan A1, September 16, 2025; (b) Term Loan A2, July 30, 2027; (c) Term Loan A3, July 30, 2027; and (d) Revolving Loans and related Swingline Loans, October 14, 2026. If the applicable scheduled Maturity Date is not a Business Day, then the actual Maturity Date shall be the Business Day immediately preceding such scheduled date.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any
ERISA Affiliate is making or is obligated to make any contributions.

~~“Net Excess Sale Proceeds” shall mean, with respect to any sale, transfer, lease or other dispositions of assets by STX, the Borrower or any of its Subsidiaries, the excess, if any, of (a) the Excess Sale Proceeds of such sale, transfer, lease or other disposition, minus (b) the sum of (i) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness secured by any Lien permitted by Section 6.02 on any asset (other than (A) Indebtedness owing to Administrative Agent or any Lender under this Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale, transfer, lease or other disposition, (ii) reasonable fees, commissions, and expenses (including, without limitation, brokers’ fees or commissions, legal, accounting and other professional and transactional fees) related thereto and required to be paid by STX, the Borrower or such Subsidiary in connection with such sale or disposition, (iii) taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to STX, the Borrower or any Subsidiary, as applicable); and (iv) any reserve for adjustment in respect of (x) the sale price of such asset or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset and retained by STX, the Borrower or any Subsidiary after such sale, transfer, lease or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Excess Sale Proceeds” shall exclude any cash or cash equivalents received upon the disposition, transfer or sale of any non-cash consideration by STX, the Borrower or any Subsidiary, unless STX, the Borrower or such Subsidiary was contractually obligated to make such subsequent disposition, transfer or sale at the time of the initial sale, transfer, lease or other disposition.~~

“New Obligor” is defined in Section 6.15.

“Non-Consenting Lender” shall mean any Lender which has not consented to any proposed amendment, modification, waiver or termination of the Loan Documents pursuant to Section 9.02 requiring the consent of all Lenders or all affected Lenders in respect of which the consent of the Required Lenders is obtained.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.23.
“Non-Investment Grade Period” means any period of time other than an Investment Grade Period. “Obligations” means

(a)  ~~(a)~~  the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements made by any Issuing Bank with respect thereto, interest thereon and obligations to provide, under certain circumstances, cash collateral in connection therewith and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Loan Parties to the Finance Parties under this Agreement and the other Loan Documents (all the foregoing obligations being collectively called the “Loan Document Obligations”),

(b)  ~~(b)~~ unless otherwise agreed to in writing by the applicable Lender or Affiliate of a Lender party thereto, the due and punctual payment of all obligations of the Borrower or any other Loan Party under each Swap Agreement (it being understood that, for purposes of this clause (b), the term “Swap Agreement” shall not include Platinum Leases or Swap Agreements permitted under clause (c)(i)(B) or clause (c)(ii) of Section 6.06) that (i) is in effect on the Effective Date with a counterparty that is a Lender (or an Affiliate of a Lender) as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate of a Lender) at the time such Swap Agreement is entered into (the obligations referred to in this clause (b) being collectively referred to as the “Swap Obligations”),

(c)  ~~(c)~~  the due and punctual payment of all obligations in respect of overdrafts and related liabilities owed to any Lender or any of its Affiliates and arising from treasury, depositary and cash management services or in connection with any automated clearing house transfers of funds (the obligations referred to in this clause (c) being collectively referred to as the “Cash Management Obligations”),

(d)  ~~(d)~~ unless otherwise agreed to in writing by the applicable Lender or Affiliate of a Lender party thereto, the due and punctual payment of all obligations of the Borrower or any other Loan Party under each Platinum Lease that (i) is in effect on the Effective Date with a lessor that is a Lender (or an Affiliate of a Lender) as of the Effective Date or (ii) is entered into after the Effective Date with any lessor that is a Lender (or an Affiliate of a Lender) at the time such Platinum Lease is entered into (the obligations referred to in this clause (d) being collectively referred to as the “Platinum Lease Obligations”). Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations, and

(e)  ~~(e)~~  without duplication of any of the foregoing, the Loan Parties obligations to pay, discharge and satisfy the Erroneous
Payment Subrogation Rights.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Overdraft Facility” means any same-day overdraft facility extended by a bank or other lending institution to STX, the Borrower or any Subsidiary.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Parent Guarantee” means a guarantee by STX, Seagate UC or other parent entity of the Borrower, as applicable. “Participant” has the meaning assigned to such term in Section 9.04(e).
“Participant Register” has the meaning assigned to such term in Section 9.04(h). “Payment Recipient” has the meaning assigned to it in Section 8.11(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Bond Hedge” means (a) an agreement (including, but not limited to, any convertible bond hedge or capped call transaction (or substantively equivalent derivative transaction)) pursuant to which STX or the Borrower acquires, in connection with the issuance of any Convertible Debt Security, an option requiring the counterparty thereto to deliver to STX or the Borrower shares of common stock of STX (or other securities or property following a merger event, reclassification or other change of the common stock of STX), the cash value thereof in lieu of delivering such shares of common stock (or such other securities or property), or the cash value thereof or cash representing the termination value of such option or a combination thereof, or cash representing the termination value of such option, in each case, from time to time upon settlement, exercise or early termination of such option; provided that the net purchase price of any such option transaction less the amount received by STX or the Borrower in respect of any warrant transaction described in clause (b) below in connection with such issuance of a Convertible Debt Security shall not exceed the net proceeds to STX or the Borrower, as applicable, from such issuance of such Convertible Debt Security; provided, further, that the terms, conditions and covenants of each such option transaction are customary for agreements of such type, as determined in good faith by STX or the Borrower, as applicable and (b) an agreement pursuant to which STX or the Borrower issues to the counterparty thereto, substantially concurrently with any purchase by STX or the Borrower of an option described in clause (a) above, warrants to acquire shares of common stock (or other securities or property following a merger event, reclassification or other change of the common stock) of STX, the cash value thereof in lieu of delivering such shares of common stock (or such other securities or property), a combination thereof, or cash representing the termination value of such warrants, in each case, or a combination thereof from time to time upon settlement, exercise or early termination of such warrants; provided that (i) the terms, conditions and covenants of each such warrant transaction are customary for agreements of such type, as determined in good faith by STX or the Borrower, as applicable and (ii) such warrant transaction would be classified as an equity instrument in accordance with GAAP. Notwithstanding anything to the contrary and for the avoidance of doubt, the “capped call” transactions entered into by the Borrower in connection with the 2028 Exchangeable Notes shall be deemed to constitute a Permitted Bond Hedge for all purposes of the Loan Documents.

“Permitted Bond Hedge Component” has the meaning provided to such term in the definition of “Restricted Payment”.

“Permitted Encumbrances” means:

(a)  ~~(a)~~  Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;

(b)  ~~(b)~~ landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)  ~~(c)~~ pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)  ~~(d)~~ Liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  ~~(e)~~ judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01;

(f)  ~~(f)~~ easements, zoning restrictions, licenses, reservations, covenants, utility easements, building restrictions, rights-of- way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of STX, the Borrower or any Subsidiary;

(g)  ~~(g)~~ any interest or title of a lessor under any lease permitted by this Agreement;

(h)  ~~(h)~~ Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(i)  ~~(i)~~ leases or subleases granted to other Persons and not interfering in any material respect with the business of STX, the
Borrower and the Subsidiaries, taken as a whole;

(j)  ~~(j)~~ licenses of intellectual property granted in the ordinary course of business; and

(k)  ~~(k)~~ Liens substantially similar to the Liens described in clauses (a) through (j) of this definition and arising by operation of law in any jurisdiction outside of the United States of America provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means:

(a)  ~~(a)~~  direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United
States of America or any agency thereof;

(b)  ~~(b)~~ investments in commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America and having, at such date of acquisition, a rating of “P-1” (or better) from Moody’s or “A-1” (or better) from S&P;

(c)  ~~(c)~~ investments in (i) certificates of deposit, bankers’ acceptances, time deposits and money market deposit accounts maturing not more than one year after the date of acquisition thereof issued or guaranteed by or placed with any commercial bank or trust company organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America or (ii) obligations of United States Federal agencies sponsored by the Federal government (including, without limitation, the Federal Home Loan Bank, Federal Farm Credit Bank, Federal Home Loan Mortgage Corporation and Federal National Mortgage Association) that are not direct obligations of the United States of America or any State thereof and are not obligations guaranteed by the United States of America or any State thereof, in each case which bank, trust company or Federally sponsored agency has a combined capital and surplus and undivided profits in excess of $250,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended);

(d)  ~~(d)~~ fully collateralized repurchase obligations with a term of not more than 45 days for securities described in clause (a) above or clause (e), (f) or (g) below and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)  ~~(e)~~ investments in securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having maturities of not more than three years from the date of acquisition thereof and, having a rating of at least “AA” from S&P or “Aa” from Moody’s;

(f)  ~~(f)~~ investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and having a rating of at least “A” from S&P or from Moody’s;

(g)  ~~(g)~~ investments in securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody’s;

(h)  ~~(h)~~ investments in corporate bonds or notes having maturities of not more than five years from the date of acquisition thereof and having a rating of at least “A” from S&P or from Moody’s;

(i)  ~~(i)~~ auction rate preferred stock having maturities of not more than 90 days from the date of acquisition thereof, provided that the long-term senior unsecured debt of the issuer of such preferred stock shall have a rating of at least “A” from S&P or from Moody’s;

(j)  ~~(j)~~ investments in funds that invest substantially all their assets in one or more types of securities described in clauses
(a) through (i) above; and

(k)  ~~(k)~~ money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940 and (ii) have portfolio assets of at least $1,000,000,000.

“Permitted Obligation” means an obligation of STX, the Borrower or any Subsidiary (for purposes of this definition, a “Primary Obligor”) not constituting Indebtedness, including obligations under ~~the~~ Swap Agreements permitted under Section 6.06, provided (a) such obligation is entered into in the ordinary course of such Primary Obligor’s business, and (b) any Guarantee of such obligation by STX, any Subsidiary or the Borrower, is given in the ordinary course of business~~, and (c) any Guarantee of such obligation is reasonably consistent with the practices of STX, any such Subsidiary or the Borrower and reasonably necessary to permit the Primary Obligor to incur such obligation~~.

“Permitted Priority Debt Amount” means an amount not to exceed $50,000,000 at any time outstanding.

“Permitted Receivables Factoring” means any transaction or series of transactions that may be entered into by the Borrower or any Subsidiary in the nature of a non-recourse, “true sale” factoring arrangement and not a securitization of assets or involving the incurrence of indebtedness for borrowed money, pursuant to which it may sell, convey, or otherwise transfer (which sale, conveyance, or transfer may include or be supported by the grant of a security interest in) Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any guarantees, indemnities, warranties or other obligations in respect of such Receivables, and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), directly to one or more purchasers (other than the Borrower or any Subsidiary); it being understood that a Permitted Receivables Factoring may involve periodic sales, conveyances, and transfers of Receivables and Related Assets and/or transactions in which new Receivables and Related Assets, or interests therein, are sold, conveyed, or transferred, provided that any such transactions shall provide for recourse to such Subsidiary or the Borrower (as applicable) only in respect of the cash flows in respect of such Receivables and Related Assets and to the extent of breaches of representations and warranties or covenants relating to the Receivables, dilution of the Receivables, customary disputes and deductions, and customary indemnities and other customary undertakings in the jurisdiction relevant to such factoring transactions; and provided further that the aggregate principal amount of Permitted Receivables Factoring shall not exceed $750,000,000 at any time outstanding.

The “amount” or “principal amount” of any Permitted Receivables Factoring shall be deemed at any time to be the cash purchase price paid by the buyer in connection with its purchase of Receivables less the amount of collections received by the Borrower or any Subsidiary in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount.

“Permitted Secured Debt Amount” has the meaning assigned to such term in Section 6.02(g). “Permitted Subsidiary Debt Amount” has the meaning assigned to such term in Section 6.01(a)(ix).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platinum Lease Obligations” has the meaning assigned to such term in the definition of “Obligations”.

“Platinum Leases” means, collectively, leasing arrangements with respect to platinum and other precious metals that are entered into from time to time by the Borrower or any Subsidiary in the ordinary course of their business, including that certain Master Lease and Hedging Contracts Agreement for Precious Metals, dated as of April 25, 2008, between The Bank of Nova Scotia and STI, and any associated Guarantee of STI’s obligations thereunder. For the avoidance of doubt, “Platinum Leases” shall include any Swap Agreement that is (x) entered into with the lessor (or any Affiliate thereof) under any leasing arrangement described in the immediately preceding sentence and (y) involves, or is settled by reference to, platinum or any other precious metal that is the subject of such leasing arrangement.

“Promissory Notes” means any promissory notes delivered pursuant to the terms of this Agreement, including each Revolving Note and each Term Note.

“Proposed Change” has the meaning assigned to such term in Section 9.02(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12
U.S.C. 5390(c)(8)(D).

“QFC Credit Support” is defined in Section 9.17.

“Qualified CFC Holding Company” means, any Subsidiary substantially all of whose assets consists of Equity Interests of either
(i) a CFC Subsidiary or (ii) another Qualified CFC Holding Company.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that at the time of the relevant guaranty (or grant of the relevant security interest, as applicable) becomes effective with respect to such Swap Obligation, has total assets exceeding
$10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a cross- guaranty pursuant to Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Payment Date” means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, or any other recipient of any payment to be made by or on account of the Borrower or any Loan Party under any Loan Document.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper) and whether or not earned by performance.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

~~“Reinvestment Notice” means a written notice executed by a Financial Officer of the Borrower stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to reinvest all or a specified portion of the Excess Sale Proceeds in the Borrower’s and/or its Subsidiaries’ business within 365 days.~~

“Related Assets” has the meaning assigned to such term in the definition of the term “Permitted Receivables Factoring”.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), or within any building, structure, facility or fixture subject to human occupation.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means, at any time, Lenders holding more than 50% of the aggregate unused Commitments and outstanding
Loans at such time.

“Reset Date” has the meaning assigned to such term in Section 1.05(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution
Authority.

“Restricted” means, when referring to cash or Cash Equivalents of STX, the Borrower or its Subsidiaries, that such cash or Cash Equivalents (a) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of STX, the Borrower and its Subsidiaries (unless such appearance is solely related to the Loan Documents or any Liens created thereunder) as determined in accordance with GAAP, or (b) are subject to any Lien in favor of any Person other than Administrative Agent for the benefit of the Secured Parties other than bankers’ liens and rights of setoff and inchoate Liens.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests (other than any Cash-Pay Preferred Equity) in STX, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in STX, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in STX, the Borrower or any Subsidiary and (b) any distribution or other payment (whether in cash, securities or other property or any combination thereof) under or in respect of any Deferred Compensation Plan.

For the avoidance of doubt, (x) the making of cash payments or delivery of shares in connection with any conversion or exchange of Convertible Debt Securities shall not constitute a Restricted Payment and (y) any payments in connection with a Permitted Bond Hedge (and the settlement, sale or purchase of any related call option, warrant or right to purchase (or similar component derivative transaction) in connection with a related Permitted Bond Hedge (a “Permitted Bond Hedge Component”)), in each case, shall be deemed not to constitute a Restricted Payment under this Agreement.

“Revolving Commitment” means, with respect to any Lender, the commitment of such Lender to make the Revolving Loans hereunder in a maximum principal amount as set forth opposite such Lender’s name under the “Revolving Commitment” column on Schedule 2.01, and as thereafter modified in accordance with the terms of this Agreement. The Revolving Commitments as of the Sixth Amendment Effective Date are set forth on Schedule 2.01 to this Agreement (as amended on such date), as such amount may be reduced or increased from time to time pursuant to the terms hereof (including pursuant to assignments by or to such Lender pursuant to Section 9.04). A Lender shall not have any Revolving Commitment for Revolving Loans if the amount set forth for such Lender under the Revolving Commitment column is zero. As of the Eighth Amendment Effective Date the aggregate Revolving Commitment equals $1,500,000,000.

“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such
Lender’s Revolving Loans at such time and (b) such Lender’s LC Exposure and Swingline Exposure at such time.

“Revolving Loan Lender” means any Lender that has a Revolving Commitment, and if the obligation to make Revolving Loans has terminated or been cancelled, then any Lender that is owed any Revolving Loan.

“Revolving Loans” is defined in clause (a) of Section 2.01.

“Revolving Loan Percentage” means, relative to any Lender on any date, the percentage that such Lender’s Revolving Commitment bears to the Revolving Commitments of all Lenders on such date. If the obligation of Lenders to make Revolving Loans has expired or been terminated, then the Revolving Loan Percentage of a Lender on any date shall be the percentage that such Lender’s Revolving Exposure bears to the Revolving Exposure owing to all Lenders on such date.

“Revolving Note” means a promissory note of the Borrower payable to any Lender in the form of Exhibit H (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Ratings Group, Inc. and its successors.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of broad, territorial Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, Global Affairs Canada, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority; (b) any Person controlled by any such Person; or (c)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to Sanctions.

“Sanctions” is defined in Section 3.15(a).

“Scotiabank” has the meaning assigned to such term in the preamble to this Agreement.

“SDST” means Seagate Data Storage Technology, an exempted company incorporated with limited liability in the Cayman Islands.

“Seagate Technology (US)” means Seagate Technology (US) Holdings, Inc., a Delaware corporation.

“Seagate UC” means Seagate Technology Unlimited Company, an unlimited company incorporated under the laws of Ireland (f/k/a
Seagate Technology public limited company).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Senior Notes” means, collectively, (i) ~~the 4.75% Senior Notes due 2023, (ii) the 4.875% Senior Notes due 2024~~[reserved], (ii) [reserved], (iii) the 4.75% Senior Notes due 2025, (iv) the 4.875% Senior Notes due 2027, (v) the 5.75% Senior Notes due 2034, (vi) 3.125% Senior Notes due 2029, (vii) 4.091% Senior Notes due 2029, (viii) 8.250% Senior Notes due 2029, (ix) 3.375% Senior Notes due 2031, (~~ix~~x) 4.125% Senior Notes due 2031, (~~x~~xi) 8.500% Senior Notes due 2031, (xii) 9.625% Senior Notes due 2032, (xiii) the
3.50% Exchangeable Senior Notes due 2028, and (~~xi~~xiv) unsecured notes issued following the Effective Date by the Borrower or STX ~~following the Effective Date, and in the case of clauses (i) through (xi), the Indebtedness represented thereby (including any respective Parent Guarantees and the Exchange Notes (each as defined in the Senior Note Documents), the respective guarantees of the Exchange Notes, and any replacement notes, or other similar or replacement guarantees), provided, that in the case of clause (xi), both before and~~or any Loan Party that is not a Subsidiary of the Borrower (provided, that, in the case of this clause (xiv), immediately after giving effect to the incurrence of Indebtedness thereunder and the use of proceeds thereof, no Default ~~or Event of Default~~ shall have occurred and be continuing or would result therefrom (including under Sections 6.11, or 6.12, ~~or 6.13,~~ on a pro forma basis)., and (xv) in the case of clauses (i) through (xiv), the Indebtedness represented thereby (including any respective “Parent Guarantees” and any “Exchange Notes” (each as defined in any Senior Note Documents) (or any similar term), the respective guarantees of any “Exchange Notes”, and any replacement notes, or other similar or replacement guarantees).

“Senior Note Documents” means the indentures under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantees in respect thereof from STX, Seagate UC, the Borrower or any Subsidiary, as applicable, in each case, as amended, restated, amended and restated, modified, supplemented, replaced or refinanced, in whole or in part, from time to time.

“Seventh Amendment” means the Seventh Amendment, dated as of November 8, 2022, among STX, the Borrower, the Lenders party thereto and the Administrative Agent.

“Seventh Amendment Effective Date” is defined in the Seventh Amendment.

“Sixth Amendment” means the Sixth Amendment, dated as of August 18, 2022, to this Agreement, among the Borrower, STX, the
Lenders party thereto, and the Administrative Agent.

“Sixth Amendment Effective Date” is defined in the Sixth Amendment.

“SOFR” means, with respect to any day, the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on the Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“SPV” has the meaning assigned to such term in Section 9.04(h).
“ST” means Seagate Technology, an exempted company incorporated with limited liability under the laws of the Cayman Islands. “STI” means Seagate Technology International, an exempted company incorporated with limited liability under the laws of the
Cayman Islands.

“STX” means, except as otherwise expressly provided in any Loan Document, (i) at all times, and with respect to all events, actions or circumstances, prior to the Fourth Amendment Effective Date, Seagate UC, and (ii) on and following the Fourth Amendment Effective Date, Seagate Technology Holdings plc, a public limited company incorporated under the laws of Ireland.

“subsidiary” means, with respect to any Person (the “p arent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of STX or Seagate UC, as applicable, other than the Borrower.

“Subsidiary Loan Party” means any wholly-owned Subsidiary, except (a) any Immaterial Subsidiary, (b) [RESERVED], and (c) any Subsidiary that is not required to execute and deliver a Guarantee Agreement pursuant to the Guarantee Requirement or Section 5.13. Notwithstanding the foregoing, no Subsidiary will be required to become a Subsidiary Loan Party if the Administrative Agent determines, taking into account all legal and practical considerations, that the Administrative Agent, on behalf of the Finance Parties, will not be able to realize the benefits intended to be created by such Subsidiary’s Guarantee of the Obligations.

“Successor Transaction” is defined in clause (b) of the definition of “Change in Control.” “Supported QFC” is defined in Section 9.17.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the
Commodity Exchange Act.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, p rovided that, for the avoidance of doubt, the following shall not be deemed a “Swap Agreement”: (i) any phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any Subsidiary, (ii) any Permitted Bond Hedge and (iii) any of the foregoing to the extent that it constitutes a derivative embedded in a convertible security issued by STX or the Borrower.

“Swap Obligations” has the meaning assigned to such term in clause (b) of the definition of the term “Obligations.” “Swingline Commitment” means the commitment of the Swingline Lenders to make Swingline Loans.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The
Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lenders” means, as the context may require, (a) Scotiabank, with respect to Swingline Loans made by it, and (b) any other Lender that becomes a Swingline Lender pursuant to Section 2.04(d), with respect to Swingline Loans made by it, and, in each case, its successors in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Syndication Agent” means the Lender listed on Schedule 2.01 hereto, in its capacity as the Syndication Agent.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenth Amendment Effective Date” means September 27, 2023. “Term Loan A1” is defined in clause (b) of Section 2.01.
“Term Loan A2” is defined in clause (b) of Section 2.01. “Term Loan A3” is defined in clause (c) of Section 2.01.

“Term Loan A1 Lender” means any Lender that has a Commitment to make Term Loan A1, or if the obligation to make Term Loan
A1 has terminated or been cancelled, then any Lender that is owed any Term Loan A1.

“Term Loan A2 Lender” means any Lender that has a Commitment to make Term Loan A2, or if the obligation to make Term Loan
A2 has terminated or been cancelled, then any Lender that is owed any Term Loan A2.

“Term Loan A3 Lender” means any Lender that has a Commitment to make Term Loan A3, or if the obligation to make Term Loan
A3 has terminated or been cancelled, then any Lender that is owed any Term Loan A3.

“Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make the applicable Class of Term Loans hereunder in a maximum principal amount as set forth opposite such Lender’s name under the “Term Loan Commitment” column on Schedule 2.01, and as thereafter modified in accordance with the terms of this Agreement. The Term Loan Commitments as of the Sixth Amendment Effective Date are set forth on Schedule 2.01 to this Agreement (as amended on such date). A Lender shall not have any Term Loan Commitment for a Class of Term Loans if the amount set forth for such Lender under the applicable Class of “Term Loan Commitment” column is zero.

“Term Loan Lender” means, as the context may require, a Term Loan A1 Lender, a Term Loan A2 Lender or a Term Loan A3
Lender.

“Term Loan Percentage” means, relative to any Lender on any date, a percentage expressed as the sum of such Lender’s Term Loan Commitment of a particular Class of Term Loans and principal amount of outstanding Term Loans of such Class owing to such Lender to the sum of the Term Loan Commitments of all Lenders in that Class of Term Loans and principal amount of outstanding Term Loans of such Class of all Lenders on such date. If the obligation of Lenders to make Term Loans has expired or been terminated, then the Term Loan Percentage of a Lender on any date shall be the percentage that the outstanding principal amount of Term Loans of a particular Class owing to such Lender bears to the outstanding principal amount of Term Loans of such Class owing to all Lenders on such date.

“Term Loans” is defined in clause (c) of Section 2.01 and a “Term Loan” is a loan made pursuant to clauses (b) and (c) of
Section 2.01.

“Term Note A1” means a promissory note of the Borrower payable to any Lender in the form of Exhibit I-1 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loan A1, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term Note A2” means a promissory note of the Borrower payable to any Lender in the form of Exhibit I-2 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loan A2, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Term Note A3” means a promissory note of the Borrower payable to any Lender in the form of Exhibit I-3 (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loan A3, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Term Note” means, as the context may require, a Term Note A1, a Term Note A2 or a Term Note A3. “Term SOFR” means:

(a)  ~~(a)~~ for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m., New York City time, on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; and

(b)  ~~(b)~~ for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m., New York City time, on any ABR Term SOFR Determination Day, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

“Term SOFR Adjustment” means for any calculation with respect to an ABR Loan or a SOFR Loan, 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term
SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Test Period” in effect at any time means (i) for purposes of the definition of Sections 6.11 and 6.12 (other than for the purpose of determining compliance with such Sections on a pro forma basis), the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which the financial statements for each fiscal quarter or fiscal year included in such period have been or are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, and (ii) for all other purposes of this Agreement, the most recent period of four consecutive fiscal quarters of the Borrower ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year included in such period (I) have been or are required to be delivered pursuant to Section 5.01(a) or 5.01(b), as applicable, or (II) are internally available (determined in good faith by the Borrower).

“Testing Condition” means, on the last day of any fiscal quarter of the Borrower, the aggregate outstanding amount of Revolving Loans, Swingline Loans and the aggregate face amount of Letters of Credit (excluding (i) commercial Letters of Credit that have been reimbursed, cash collateralized or backstopped on terms reasonably satisfactory to the applicable Issuing Bank and (ii) undrawn amounts under commercial Letters of Credit up to an amount not to exceed $40,000,000) exceeds 25.0% of the then outstanding Revolving Commitments in effect on such date.

“Third Amendment” means the Third Amendment, dated as of January 13, 2021, to this Agreement, among the Borrower, STX, the
Lenders party thereto, and the Administrative Agent.

“Third Amendment Effective Date” is defined in the Third Amendment.

“Total Leverage Ratio” means, on any date, the ratio of (a) Funded Indebtedness as of such date to (b) Consolidated EBITDA for the ~~period of four consecutive fiscal quarters of STX ended on such date for which financial statements have been delivered pursuant to Section 5.01~~most recently ended Test Period.

“Total Net Leverage Ratio” means, on any date, the ratio of (a) Funded Indebtedness as of such date minus Unrestricted Cash as of such date to (b) Consolidated EBITDA for the ~~period of four consecutive fiscal quarters of STX ended on such date for which financial statements have been delivered pursuant to Section 5.01~~most recently ended Test Period.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR or the Alternate Base Rate.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark
Replacement Adjustment.

“Unrestricted Cash” means, at any time, cash and Cash Equivalents of STX and its Subsidiaries that are not Restricted at such time. “USA PATRIOT Act” shall have the meaning assigned to such term in Section 9.15.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Guarantee Agreement” means the U.S. Guarantee Agreement in substantially the form of Exhibit B hereto.

“U.S. Loan Parties” means any Loan Parties that are organized under the laws of the United States of America or any State thereof or the District of Columbia.

“U.S. Special Resolution Regimes” is defined in Section 9.17.

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any State thereof or the
District of Columbia.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“wholly-owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly- owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such
Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02~~SECTION 1.02~~  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan” or “Term Loan A1”) or by Type (e.g., a “SOFR Loan”) or by Class and Type (e.g., a “SOFR Revolving Loan” or “SOFR Term Loan A1”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “SOFR Borrowing”) or by Class and Type (e.g., a “SOFR Revolving Borrowing”).

~~SECTION 1.03 Terms Generally~~ Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04~~SECTION 1.04~~  Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the purposes of determining compliance under Section 6.01, Section 6.02, Section 6.04, Section 6.05, Section 6.07, Section 6.08, Section 6.11, and Section 6.12 ~~and Section 6.13~~ with respect to any amount in a currency other than dollars, such amount shall be deemed to equal the Dollar Equivalent thereof (determined in good faith by the Borrower) at the time such amount was incurred or expended, as the case may be. Notwithstanding any changes in GAAP, any lease of STX and its subsidiaries that would be characterized as an operating lease under GAAP applied on a basis consistent with those used in preparing the financial statements for the fiscal year ended June 29, 2018 (whether that lease is entered into before or after the Effective Date) will not constitute a Capital Lease Obligation under this Agreement or any other Loan Document as a result of those changes in GAAP unless otherwise agreed to in writing by STX and the Required Lenders. Consolidated Cash Interest Expense, Consolidated EBITDA and Consolidated Net Income for any period shall be determined by aggregating (without duplication) the results of Seagate UC and its Subsidiaries for all relevant periods ending prior to the Fourth Amendment Effective Date (determined in accordance with such definitions and as if the references to “STX” therein are to Seagate UC) with those of Seagate Technology Holdings PLC and its Subsidiaries for all periods ending on or after the Fourth Amendment Effective Date.

SECTION 1.05~~SECTION 1.05~~  Exchange Rates.

(a)  Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date to be used for calculating the Dollar Equivalent amounts of each Alternative Currency in which an outstanding Alternative Currency Letter of Credit or unreimbursed LC Disbursement is denominated and (ii) give notice thereof to the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a “Reset Date”), shall remain effective until the next succeeding Reset Date and shall for all purposes of this Agreement (other than as set forth in Section 2.05(b) and other than converting into dollars under Sections 2.05(d), (e), (h), (j) and (k) and 2.12(b) the obligations of the Borrower and the Lenders in respect of LC Disbursements that have not been reimbursed when due) be the Exchange Rates employed in converting any amounts between the applicable currencies.

(b)  Not later than 5:00 p.m., New York City time, on each Reset Date, the Administrative Agent shall (i) determine the Alternative Currency LC Exposure on such date (after giving effect to any Alternative Currency Letters of Credit issued, renewed or terminated or requested to be issued, renewed or terminated on such date) and (ii) notify the Borrower and each Issuing Bank of the results of such determination.

~~SECTION 1.06 Divisions~~ Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interest at such time.

ARTICLE II The Credits
~~SECTION 2.01 Commitments~~ Commitments. The following terms shall govern a Lender’s obligation to make Loans to the
Borrower.

(a)  Subject to the terms and conditions set forth herein, each Revolving Loan Lender agrees to make loans (referred to as its “Revolving Loan”) in dollars to the Borrower from time to time during the applicable Availability Period in accordance with its Revolving Loan Percentage, so long as the aggregate principal amount of the Revolving Loans made by such Lender will not result in such Lender’s applicable Revolving Exposure exceeding such Lender’s Revolving Commitment.

(b)  Subject to the terms and conditions set forth herein, each Term Loan A1 Lender agreed to make a loan (referred to as its “Term Loan A1”) and each Term Loan A2 Lender agreed to make a loan (referred to as its “Term Loan A2”) in dollars to the Borrower, in one Borrowing for each Tranche on the Fifth Amendment Effective Date, in accordance with its Term Loan Percentage, so long as the aggregate principal amount of the applicable Class of Term Loans made by such Lender did not exceed such Lender’s Term Loan Commitment for such Class of Term Loans. Once repaid or prepaid, Term Loan A1 and Term Loan A2 may not be reborrowed.

(c)  Subject to the terms and conditions set forth herein, each Term Loan A3 Lender agrees to make a loan (referred to as its “Term Loan A3,” and together with the Term Loan A1 and Term Loan A2, collectively referred to as the “Term Loans”) in dollars to the Borrower, in one Borrowing on the Sixth Amendment Effective Date, in accordance with its Term Loan Percentage, so long as the aggregate principal amount of the applicable Class of Term Loans made by such Lender will not exceed such Lender’s Term Loan Commitment for such Class of Term Loans. Once repaid or prepaid, Term Loan A3 may not be reborrowed.

SECTION 2.02~~SECTION 2.02~~  Loans and Borrowings.

(a)  Each Revolving Loan or Term Loan shall be made as part of a Borrowing for such Loans, consisting of Loans of the same Type and Class made by the applicable Lenders ratably in accordance with their respective Commitments for the requested Class of Loans to be borrowed, and the Borrower may request, in its discretion, (i) Revolving Loans to be made, (ii) Term Loans to be made as Term Loan A1 or Term Loan A2 or a combination thereof or (iii) Term Loans to be made as Term Loan A3. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the Borrower shall not be required to make any greater payment under Section 2.14 or Section 2.16 to the applicable Lender than such Lender would have been entitled to receive if such Lender had not exercised such option.

(c)  At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000, provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 15 SOFR Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable for such Loan.

SECTION 2.03~~SECTION 2.03~~  Requests for Borrowings. To request a Borrowing of Revolving Loans or of Term Loans the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than
2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the aggregate amount, and the applicable Class, of the requested Borrowing; (ii)  the date of such Borrowing, which shall be a Business Day;
(iii)  whether such Borrowing is to be an ABR Borrowing or a SOFR Borrowing;

(iv)  in the case of a SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04~~SECTION 2.04~~  Swingline Loans.

(a)  Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of all Swingline Lenders exceeding $50,000,000 or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, p rovided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan, and by requesting a Swingline Loan the Borrower shall be deemed to be representing to each Swingline Lender that the terms set forth in clauses (a)(i) and (a)(ii) above are true and correct on the date of the requested Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of such proposed Swingline Loan and which Swingline Lender is to make the requested Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower maintained with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank or, to the extent that the Lenders have made payments pursuant to Section 2.05(e) to reimburse the Issuing Bank, to such Lenders and the Issuing Bank as their interests may appear) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)  Each Swingline Lender may by written notice given to the Administrative Agent not later than 12:30 p.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans made by it and then outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this clause is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this clause by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender that has made the applicable demand the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this clause, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by such Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this clause and to such Swingline Lender, as their interests may appear, p rovided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this clause shall not relieve the Borrower of any default in the payment thereof.

(d)  Additional Swingline Lenders. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as a Swingline Lender under the terms of this Agreement, p rovided that the total number of Lenders so designated at any time shall not exceed five. Any Lender designated as a Swingline Lender pursuant to this clause (d) shall be deemed to be a “Swingline Lender” for the purposes of this Agreement (in addition to being a Lender) with respect to Swingline Loans made by such Lender.

SECTION 2.05~~SECTION 2.05~~  Letters of Credit.

(a)  General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, pursuant to an Issuance Request or such other form reasonably acceptable to the Administrative Agent and the Issuing Bank that has been requested to issue a Letter of Credit, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to such Issuing Bank’s Letter of Credit, the terms and conditions of this Agreement shall control.

(b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank that has been requested to issue a Letter of Credit) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request or other notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section 2.05), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be dollars or, subject to Section 2.19, an Alternative Currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 (the “Letter of Credit Sublimit”) and (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments.

(c)  Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i)(A) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after the date of such renewal or extension) or (B) such other date mutually agreed upon by the Issuing Bank that issued such Letter of Credit and the Borrower (but in no event shall such date be later than as provided in clause (ii) of this clause (c)) and (ii) the date that is five Business Days prior to the Maturity Date.

(d)  Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Loan Lender, and each Revolving Loan Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Revolving Loan Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Loan Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent in dollars, for the account of each Issuing Bank, such Revolving Loan Lender’s Applicable Percentage of (i) each LC Disbursement made by such Issuing Bank in dollars and (ii) the Dollar Equivalent, using the Exchange Rates on the date such payment is required, of each LC Disbursement made by such Issuing Bank in an Alternative Currency and, in each case, not reimbursed by the Borrower on the date due as provided in clause (e) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason (or, if such reimbursement payment was refunded in an Alternative Currency, the Dollar Equivalent thereof using the Exchange Rates on the date of such refund). Each Revolving Loan Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)  Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement, in dollars or (subject to the two immediately succeeding sentences) the applicable Alternative Currency, not later than 2:00 p.m., New York City time, on the Business Day immediately following the date on which the Borrower receives notice of such LC Disbursement, p rovided that, in the case of any LC Disbursement made in dollars, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in dollars, the Borrower shall reimburse each LC Disbursement made in such Alternative Currency in dollars, in an amount equal to the Dollar Equivalent, calculated using the applicable Exchange Rate on the date such LC Disbursement is made, of such LC Disbursement. If the Borrower fails to make such payment when due, then (i) if such payment relates to an Alternative Currency Letter of Credit, automatically and with no further action required, the Borrower’s obligation to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the Exchange Rates on the date when such payment was due, of such LC Disbursement and (ii) the Administrative Agent shall promptly notify the applicable Issuing Bank and each Lender of the applicable LC Disbursement, the Dollar Equivalent thereof (if such LC Disbursement relates to an Alternative Currency Letter of Credit), the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent in dollars its Applicable Percentage of the payment then due from the Borrower (determined as provided in clause (i) above, if such payment relates to an Alternative Currency Letter of Credit), in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in dollars the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this clause, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this clause to reimburse such Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this clause to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)  Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in clause (e) of this Section 2.05 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any application for the issuance of a Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, any Issuing Bank or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank, provided that the foregoing provisions of this clause (f) shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by (A) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (B) such Issuing Bank’s failure to issue a Letter of Credit in accordance with the terms of this Agreement when requested by the Borrower pursuant to Section 2.05(b). The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each issuance of (or failure to issue) a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, each the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)  Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement in accordance with clause (e) of this Section 2.05.

(h)  Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans, provided that if the Borrower fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.05, then Section 2.12(c) shall apply, provided further that, in the case of any LC Disbursement made under an Alternative Currency Letter of Credit, the amount of interest due with respect thereto shall (i) in the case of any LC Disbursement that is reimbursed on or before the Business Day immediately succeeding such LC Disbursement, (A) be payable in the applicable Alternative Currency and (B) bear interest at a rate equal to the rate reasonably determined by the applicable Issuing Bank to be the cost to such Issuing Bank of funding such LC Disbursement plus the Applicable Margin applicable to SOFR Loans at such time and (ii) in the case of any LC Disbursement that is reimbursed after the Business Day immediately succeeding such LC Disbursement, (A) be payable in dollars, (B) accrue on the Dollar Equivalent, calculated using the Exchange Rates on the date such LC Disbursement was made, of such LC Disbursement and (C) bear interest at the rate per annum then applicable to ABR Revolving Loans, subject to Section 2.12(c). Interest accrued pursuant to this clause shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to clause (e) of this Section 2.05 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)  Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the replaced Issuing Bank and the successor Issuing Bank and by notifying the Administrative Agent of such replacement. The Administrative Agent shall notify the Lenders of any such replacement of any Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)  Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this clause, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in dollars and in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon, p rovided that (i) the portions of such amount attributable to undrawn Alternative Currency Letters of Credit or LC Disbursements in an Alternative Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Alternative Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01 the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in dollars, without demand or other notice of any kind. For the purposes of this clause, the Alternative Currency LC Exposure shall be calculated using the Exchange Rates on the date that notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this clause as and to the extent required by Section 2.10(b). Each such deposit pursuant to this clause or pursuant to Section 2.10(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Event of Default shall have occurred and be continuing.

(k)  Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrower is at the time or thereafter becomes required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Alternative Currency Letter of Credit (other than amounts in respect of which the Borrower has deposited cash collateral pursuant to Section 2.05(j), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to clause (e) of this Section 2.05 in respect of unreimbursed LC Disbursements made under any Alternative Currency Letter of Credit and (iii) of each Lender’s participation in any Alternative Currency Letter of Credit under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the Exchange Rates on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Lender in respect of the obligations described in this clause shall accrue and be payable in dollars at the rates otherwise applicable hereunder.

(l)  Additional Issuing Banks. The Borrower may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an Issuing Bank under the terms of this Agreement, p rovided that the total number of Lenders so designated at any time shall not exceed five. Any Lender designated as an Issuing Bank pursuant to this clause (l) shall be deemed to be an “Issuing Bank” for the purposes of this Agreement (in addition to being a Lender) with respect to Letters of Credit issued by such Lender.

(m)  Reporting. Each Issuing Bank will report in writing to the Administrative Agent (i) on the first Business Day of each week, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding week, (ii) on or prior to each Business Day on which an Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such Issuing Bank shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which an Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement and (iv) on any Business Day on which the Borrower fails to reimburse an LC

Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement.

SECTION 2.06~~SECTION 2.06~~ Funding of Borrowings.

(a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans and Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank or, to the extent that Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with clause (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)  Nothing in this Section 2.06 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its Commitments hereunder).

SECTION 2.07~~SECTION 2.07~~ Interest Elections.

(a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)  To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with
Section 2.02:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business
(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and

(iv)  if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08~~SECTION 2.08~~ Termination and Reduction of Commitments.

(a)  Unless previously terminated, the Commitments of Revolving Loans shall terminate on the Maturity Date for
Revolving Loans.

(b)  The Borrower may, without premium or penalty, at any time terminate, or from time to time reduce, in its sole discretion the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or if less, the remaining Commitments of such Class) and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c)  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under clause (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, other refinancing transactions or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments. Each reduction of the Term Loan Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Term Loan Commitments of that Class.

SECTION 2.09~~SECTION 2.09~~ Repayment of Loans; Evidence of Debt.

(a)  The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date applicable to Revolving Loans and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date corresponding to Revolving Loans and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five Business Days after such Swingline Loan is made, provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, which accounts the Administrative Agent will make available to the Borrower upon its reasonable request.

(d)  The entries made in the accounts maintained pursuant to clause (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the
Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Promissory Notes payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

SECTION 2.10~~SECTION 2.10~~ Prepayment and Repayment of Loans

(a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.15), subject to the requirements of this Section 2.10.

(b)  In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings, or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j), in an aggregate amount equal to such excess.

(c)  Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings of the particular Class to be prepaid and shall specify such selection in the notice of such prepayment pursuant to clause (d) of this Section 2.10.

(d)  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lenders) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a SOFR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 2:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of optional prepayment of any Loans is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08 or in contemplation of the effectiveness of other credit facilities, other refinancing transaction or other transaction, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08 or if the contemplated credit facilities, other refinancing transaction or other transaction are not consummated. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a portion of any Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

~~(e) On each Quarterly Payment Date occurring during any period set forth below and on the Maturity Date, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of Term Loan A1 in an amount equal to that set forth below opposite such Quarterly Payment Date or the Maturity Date in respect of Term Loan A1, as applicable:~~

~~Period~~

~~06/30/23 through (and~~

~~Amount of Required~~
~~Principal Repayment~~
~~including) 09/30/24     $5,576,923.08~~

~~12/31/24 through (and including)~~
~~06/30/25     $8,365,384.62~~

~~Maturity Date for Term Loan~~
~~A1     The then outstanding principal amount of Term Loan A1~~

~~(f) On each Quarterly Payment Date occurring during any period set forth below and on the Maturity Date, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of Term Loan A2 in an amount equal to that set forth below opposite such Quarterly Payment Date or the Maturity Date in respect of Term Loan A2, as applicable:~~

~~Period~~

~~06/30/23 through (and~~

~~Amount of Required~~
~~Principal Repayment~~
~~including) 09/30/24     $5,576,923.08~~

~~12/31/24 through (and including)~~
~~09/30/25     $8,365,384.62~~

~~12/31/25 through (and including)~~
~~06/30/27~~
~~Maturity Date for Term Loan~~
~~A2~~

~~$11,153,846.150~~
~~The then outstanding principal amount of Term Loan A2~~

~~(g) On each Quarterly Payment Date occurring during any period set forth below and on the Maturity Date, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount of Term Loan A3 in an amount equal to that set forth below opposite such Quarterly Payment Date or the Maturity Date in respect of Term Loan A3, as applicable:~~

~~Period~~

~~Amount of Required~~
~~Principal Repayment~~

~~06/30/23     $5,576,923.08~~

~~09/30/23 through (and~~
~~including) 06/30/24    $10,038,461.54~~

~~09/30/24 through (and including)~~
~~06/30/26     $12,269,230.77~~

~~09/30/26 through (and including)~~
~~06/30/27~~
~~Maturity Date for Term Loan~~
~~A3~~

~~$15,615,384.62~~
~~The then outstanding principal amount of Term Loan A3~~

~~(h) During the Covenant Relief Period, in the event that STX, the Borrower or any of its Subsidiaries receives cash proceeds from sales, transfers, leases and other dispositions of assets pursuant to Section 6.05(g) in excess of $75,000,000 in the aggregate during the Covenant Relief Period (such excess proceeds, “Excess Sale Proceeds”), then, unless a Reinvestment Notice has been delivered with respect to such Excess Sale Proceeds, the Borrower shall within five (5) Business Days of the receipt thereof, apply an amount equal to 100% of the Net Excess Sale Proceeds thereof to prepay outstanding Term Loans, which shall be applied pro rata to Term Loan A1, Term Loan A2 and Term Loan A3. If the Borrower delivers a Reinvestment Notice in accordance with this Section 2.10(h), so long as no Event of Default shall have occurred and be continuing, the Borrower may, within 365 days after receipt of such Excess Sale Proceeds, reinvest all or any portion of such Excess Sale Proceeds in the Borrower’s and/or its Subsidiaries’ business; provided, however, that any Excess Sale Proceeds not so reinvested within 365 days after receipt thereof shall be immediately applied to the prepayment of the outstanding Term Loans as provided in this clause (h).~~

~~(i) Following the receipt by the Administrative Agent of the Eighth Amendment Prepayment, STX, the Borrower and the Administrative~~
~~Agent shall enter into an amendment to this Agreement to update the repayment schedules set forth in Sections 2.10(e), 2.10(f) and~~
~~2.10(g), as applicable, to reflect the payment of the Eighth Amendment Prepayment.~~

SECTION 2.11~~SECTION 2.11~~  Fees.

(a)  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Loan Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate set forth in the definition of Applicable Margin on the average daily unused amount of the applicable Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates or expires. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the applicable Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Loan Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to SOFR Loans of Revolving Loans to which such Lender has a Revolving Commitment on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which any Revolving Commitments terminate and any such fees accruing after such date on which Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this clause shall be payable within
10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing the average daily amount of the Revolving Exposure for Revolving Commitments for any period under this Section 2.11(b), the average daily amount of the Alternative Currency LC Exposure for such period shall be calculated by multiplying (x) the average daily balance of each Alternative Currency Letter of Credit (expressed in the currency in which such Alternative Currency Letter of Credit or Loans are denominated) by (y) the Exchange Rate for each such Alternative Currency in effect on the last Business Day of such period or by such other reasonable method that the Administrative Agent deems appropriate.

(c)  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in the Fee Letter between the Borrower and the Administrative Agent.

(d)  All fees payable hereunder shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.12~~SECTION 2.12~~  Interest.

(a)  The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base
Rate plus the Applicable Margin.

(b)  The Loans comprising each SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, to the fullest extent permitted by applicable law, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding clauses of this Section 2.12 or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in clause (a) of this Section 2.12.

(d)  Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) in the case of Revolving Loans, upon termination of the Revolving Commitments, p rovided that (A) interest accrued pursuant to clause (d) of this Section 2.12 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the applicable Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted Term SOFR shall be determined by the Administrative Agent in accordance with the terms hereof, and such determination shall be prima facie evidence thereof.

SECTION 2.13~~SECTION 2.13~~ Inability to Determine Rates.

Subject to Section 2.24, if, on or prior to the first day of any Interest Period for any SOFR Loan:

(a)  the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that
“Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, or

(b)  the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent,

then, in each case, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period.Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.16. Subject to Section 2.24, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Alternate Base Rate” until the Administrative Agent revokes such determination.

SECTION 2.14~~SECTION 2.14~~ Increased Costs.

(a)  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii)  subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)  impose on any Lender or any Issuing Bank any other condition, cost or expense affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Change in Law regarding capital requirements or liquidity requirements has or would have the effect of reducing the rate of return on any Lender’s or any Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered; provided that to the extent any increased costs or reductions are incurred by any Lender as a result of any requests, rules, guidelines, or directives promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act or pursuant to Basel III after the Effective Date, then such Lender shall be compensated pursuant to clauses (a) and (b) only if such Lender imposes such charges under other syndicated credit facilities involving similarly situated borrowers.

(c)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.14, and setting forth in reasonable detail the basis on which such amount or amounts were calculated and stating that such calculation has been made in a manner consistent with the treatment given by such Lender or Issuing Bank to similar businesses in similar circumstances, shall be delivered to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15~~SECTION 2.15~~ Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith) or (d) the assignment of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each applicable Lender for the loss (other than lost profits), cost and expense attributable to such event. In the case of a SOFR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15, and setting forth in reasonable detail the basis on which such amount or amounts were calculated, shall be delivered to the Borrower and shall be prima facie evidence thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

SECTION 2.16~~SECTION 2.16~~  Taxes.

(a)  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law; provided that if the Borrower shall be required to deduct any Taxes from such payments, then the Borrower shall make such deductions and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if any such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.16) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made.

(b)  In addition, the Borrower shall pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes payable or paid or required to be withheld or deducted from a payment by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower under any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, containing a reasonably detailed description of such payment or liability shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(h) relating to the maintenance of a Participant Register and (iii) the full amount of any Excluded Taxes (and any related penalties, interest or expense) paid by the Administrative Agent or any Issuing Bank, as the case may be, on or with respect to any payment to or for the account of such Lender by or on account of any obligation of any Loan Party under any Loan Document, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by any Issuing Bank or by the Administrative Agent on its own behalf or on behalf of any Issuing Bank shall be conclusive absent manifest error.

(f)  Any Lender (or Participant) that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent) (or, in the case of a Participant, to the Lender from which the related participation was purchased), at the time or times requested by the Borrower, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, each Lender (or Participant) shall deliver substitute forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender (or Participant). In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding three sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s (or Participant’s) reasonable judgment such completion, execution or submission would subject such Lender (or Participant) to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (or Participant).

(g)  If the Administrative Agent, a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, which the Administrative Agent, such Lender or such Issuing Bank is able to identify as such, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, Lender, or Issuing Bank be required to pay any amount to a Borrower pursuant to this paragraph (g) the payment of which would place the Administrative Agent, Lender, or Issuing Bank in a less favorable net after-Tax position than the Administrative Agent, Lender, or Issuing Bank would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing contained in this clause shall require the Administrative Agent, any

Lender or any Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

(h)  If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code), and such additional documentation reasonably requested by the Borrower or the Administrative Agent, as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i)  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17~~SECTION 2.17~~ Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at The Bank of Nova Scotia, GWS Loan Operations, 720 King Street West, 2nd Floor, Toronto, Ontario, M5V 2T3, Attn: U.S. Agency Loan Operations, except payments to be made directly to any Issuing Bank or any Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to any other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Except as provided in Section 2.05(e), all payments under each Loan Document shall be made in dollars.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder (including if any amounts are received as a result of the exercise of remedies under the Loan Documents) such funds shall be applied (i) first to the payment of all Obligations owing to the Administrative Agent, in its capacity as the Administrative Agent (including the fees and expenses of counsel to the Administrative Agent), (ii) second, towards payment of interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law), fees and expenses then due hereunder or another Loan Document, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and expenses then due to such parties, (iii) third, towards payment of principal of Loans and unreimbursed LC Disbursements then due hereunder, to the cash collateralization for contingent liabilities under Letters of Credit outstanding and to amounts owing under Cash Management Obligations, Swap Obligations and Platinum Lease Obligations, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans, unreimbursed LC Disbursements and contingent liabilities under Letters of Credit, and amounts owing under Cash Management Obligations, Swap Obligations and Platinum Lease Obligations then due to such parties, and (iv) fourth, towards the payment of all other Obligations then due and owing to the Finance Parties, ratably among the Persons entitled thereto in accordance with the amount of other Obligations then due to such Persons.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this clause shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this clause shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation. Notwithstanding the foregoing, no amounts set off with respect to any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

(d)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective
Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(d), Section 2.05(e), Section 2.06(b), Section 2.17(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18~~SECTION 2.18~~ Mitigation Obligations; Replacement of Lenders.

(a)  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, each Swingline Lender and each Issuing Bank (which consent (x) shall not be unreasonably withheld or delayed and (y) in the case of any consent required by any Issuing Bank, shall be deemed to have been given in the event that such Issuing Bank fails to respond in writing to a request for written consent within two Business Days of receipt thereof), (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Nothing in this Section 2.18 shall be deemed to prejudice any rights that the Borrower may have against any Lender as a result of any default by any such Lender in its obligations to fund Loans hereunder.

SECTION 2.19~~SECTION 2.19~~ Change in Law. Notwithstanding any other provision of this Agreement, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Issuing Bank to issue Letters of Credit denominated in an Alternative Currency, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it impracticable for any Issuing Bank to issue Letters of Credit denominated in such Alternative Currency for the account of the Borrower, then by prompt written notice thereof to the Borrower and to the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), such Issuing Bank may declare that Letters of Credit will not thereafter be issued by it in the affected Alternative Currency or Alternative Currencies, whereupon the affected Alternative Currency or Alternative Currencies shall be deemed (for the duration of such declaration) not to constitute an Alternative Currency for purposes of the issuance of Letters of Credit by such Issuing Bank.

SECTION 2.20~~SECTION 2.20~~ [RESERVED].

SECTION 2.21~~SECTION 2.21~~ Incremental Loans.

(a)  Other than during the Covenant Relief Period, from time to time during the Availability Period, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), elect to request the establishment of:

(i) one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); or

(ii) one or more increases in the Revolving Loan Commitments (any such increase, an “Incremental Revolving Loan Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving loans under the Revolving Loan Facility (any such increase, an “Incremental Revolving Loan Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (i) the Borrower may not request any Incremental Loan Commitments or Incremental Loans during the Covenant Relief Period and (ii) at the time of each such request and upon the effectiveness of each Incremental Amendment, (A) no Default has occurred and is continuing or shall result therefrom and (B) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clause (A) above. Notwithstanding anything to the contrary herein, (1) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed $100,000,000 and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1).

(b)  Each notice from the Borrower pursuant to this Section 2.21 shall set forth the requested amount of the relevant Incremental Loan Commitment. Any additional bank, financial institution, existing Lender or other Person that elects to provide a portion of any Incremental Loan Commitment shall be reasonably satisfactory to the Borrower, the Administrative Agent, and with respect to Incremental Revolving Loan Commitments, each Swingline Lender and each Issuing Bank (any such bank, financial institution, existing Lender or other Person being called an “Incremental Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an Incremental Amendment. Each Incremental Loan Commitment shall be effected by an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by STX, the Borrower, such Incremental Lender and the Administrative Agent. No Lender shall be obligated to provide any Incremental Loan Commitment, unless it so agrees.

(c)  Commitments in respect of any (i) Incremental Revolving Loan Commitment shall become Revolving Commitments (or in the case of any Incremental Revolving Loan Commitment to be provided by an existing Lender, an increase in such Lender’s Revolving Commitment) under this Agreement and (ii) Incremental Term Loan Commitment shall be a Term Loan Commitment (and a separate facility under this Agreement). An Incremental Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21. The effectiveness of any Incremental Amendment shall, unless otherwise agreed to by the Administrative Agent and the Incremental Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Closing Date). The proceeds of any Incremental Loans made pursuant to Incremental Loan Commitments will be used only for working capital and other general corporate purposes of the Borrower and its subsidiaries.

(d)  Upon each Incremental Revolving Loan Increase pursuant to this Section 2.21, (i) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Incremental Lender, and each Incremental Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to such Incremental Revolving Loan Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Lender (including each Incremental Lender) will equal such Lender’s Applicable Percentage and (ii) if, on the date of such Incremental Revolving Loan Increase, there are any Revolving Loans outstanding, such Revolving Loans shall be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such Incremental Revolving Loan Increase), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.15. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.22~~SECTION 2.22~~ Defaulting Lenders

(a)  If a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply, notwithstanding anything to the contrary in this Agreement:

(i)  the applicable LC Exposure(s) and applicable Swingline Exposure(s) of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Applicable Percentages, provided that (a) no Default or Event of Default has occurred and is continuing, (b) the sum of each Non-Defaulting Lender’s total Revolving Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation and (c) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender;

(ii)  to the extent that any portion (the “unreallocated portion”) of the LC Exposure and Swingline Exposure of any Defaulting Lender cannot be so reallocated for any reason, the Borrower will, not later than two Business Days after demand by the Administrative Agent (at the direction of any Issuing Bank or any Swingline Lender), (a) Cash Collateralize the obligations of the Borrower to such Issuing Bank or Swingline Lender in respect of such LC Exposure or Swingline Exposure, as the case may be, in an amount equal to the aggregate amount of the unreallocated portion of the LC Exposure and Swingline Exposure of such Defaulting Lender, or (b) in the case of such Swingline Loan exposure, prepay (subject to clause (v) below) and/or Cash Collateralize in full the unreallocated portion thereof, or (c) make other arrangements satisfactory to the Administrative Agent, the applicable Issuing Bank or the applicable Swingline Lender in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;

(iii)  in addition to the other conditions precedent set forth in this Section, no Issuing Bank will be required to issue, amend or increase any Letter of Credit, and no Swingline Lender will be required to make any Swingline Loans, unless they are satisfied that 100% of the related LC Exposure and Swingline Exposure is fully covered or eliminated by any combination satisfactory to the Issuing Banks and the Swingline Lenders, as the case may be, of the following:

~~(A)~~(A) the LC Exposure and Swingline Exposure of such Defaulting Lender is reallocated, as to outstanding and future Letters of Credit and Swingline Loans, to the Non-Defaulting Lenders as provided in clause (a)(i) above; and

~~(B)~~(B) without limiting the provisions of clause (a)(ii) above, the Borrower Cash Collateralizes the obligations of the Borrower in respect of such Letters of Credit or Swingline Loans in an amount at least equal to the aggregate amount of the unreallocated obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letters of Credit or Swingline Loans, or the Borrower makes other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank or the applicable Swingline Lender, as the case may be, in their sole discretion, to protect them against the risk of non-payment by such Defaulting Lender;

provided that (a) the sum of each Non-Defaulting Lender’s total Revolving Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender, and (b) neither any such reallocation nor any payment by a Non- Defaulting Lender pursuant thereto nor any such Cash Collateralization or reduction will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender may have against such Defaulting Lender, or cause such Defaulting Lender to be a Non-Defaulting Lender;

(iv)  with the written approval of the Required Lenders, the Borrower may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment or Term Loan Commitment of a Defaulting Lender, and in such event the provisions of clause (v) below will apply to all amounts thereafter paid by the Borrower for the account of any such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank or any Lender may have against such Defaulting Lender;

(v)  any amount paid by the Borrower for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will be retained by the Administrative Agent in a segregated non-interest bearing account until the termination of the Revolving Commitments at which time the funds in such account will be applied by the Administrative Agent, to the fullest extent permitted by law, in the following order of priority: first to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement, second to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lenders under this Agreement, third to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them, fourth to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fifth to pay principal and unreimbursed LC Disbursements then due and payable to the Non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them, sixth to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, seventh to pay any amounts owing to the Loan Parties by such Defaulting Lender and eighth to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct;

(vi)  except for the matters listed in Section 9.02(b)(i) through (b)(ix) directly applicable to such Defaulting Lender, such Defaulting Lender will not (i) have the right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document and, with respect to any such Lender, the amount of the Revolving Commitment, Term Loan Commitment or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining “Required Lenders” (in either the numerator or the denominator) hereunder, (ii) except as set forth in clause (v) immediately above, be entitled to receive any payments of principal, interest or fees from the Borrower or the Administrative Agent (or the other Lenders) in respect of Letters of Credit or its Loans (without prejudice to the rights of the Lenders other than Defaulting Lenders in respect of such fees), provided that (1) to the extent that a portion of the LC Exposure of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to clause (a)(ii), such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments and (2) to the extent any portion of such LC Exposure cannot be so reallocated, unless such portion of such LC Exposure is Cash Collateralized, such fees will instead accrue for the benefit of and be payable to the Issuing Bank; and

(vii)  the Borrower may, at its sole expense and effort, upon notice to such Defaulting Lender and the Administrative
Agent, in accordance with Section 2.18(b) and

9.04, require such Defaulting Lender to assign and delegate, without recourse all its interests, rights and obligations under this Agreement.

(b)  If the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lenders agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, the LC Exposure and the Swingline Exposure of the other Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and such Lender will purchase at par such portion of outstanding Revolving Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Exposure of the Lenders to be on a pro rata basis in accordance with their respective Applicable Percentages, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such Revolving Exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing) and if any cash collateral has been posted with respect to such Defaulting Lender, the Administrative Agent will promptly return such cash collateral to the Borrower, provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender, and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

SECTION 2.23~~SECTION 2.23~~  Maturity Date Extension The Borrower may at any time and from time to time, by notice to the Administrative Agent, propose an extension of the Maturity Date, which proposal may include a proposal to change the Applicable Margin (including any provisions in the definition thereof) as may be specified in such proposal. Upon receipt of any such proposal the Administrative Agent shall promptly notify each applicable Lender thereof. Each applicable Lender shall respond to such proposal in writing within 30 calendar days after the date of such proposal and any failure of a Lender to respond within such period shall be deemed to be a rejection of such proposal. If any Lender consents to such proposal (each such consenting Lender, an “Extending Lender”), the Maturity Date applicable to each Extending Lender shall be extended to the date specified in the Borrower’s extension proposal and the Applicable Margin with respect to each such Extending Lender shall be adjusted in the manner specified in such proposal, if any, and each Non-Extending Lender will be treated as provided in Section 2.23(b).

(b)  If any Lender does not consent to any extension request that becomes effective pursuant to Section 2.23(a) (each such Lender, a “Non-Extending Lender”), then the applicable Maturity Date for such Non-Extending Lender shall remain unchanged from that applicable prior to the extension and the Commitments of each Non-Extending Lender and the existing Applicable Margin shall continue in full force and effect.

(c)  Notwithstanding the provisions of Section 9.02(b), the Borrower and the Administrative Agent (and the Extending Lenders) shall be entitled to enter into any amendments to this Agreement that the Administrative Agent believes are necessary or appropriate to reflect, or to provide for the integration of, any extension of the Maturity Date or change in Applicable Margins pursuant to this Section 2.23 without the consent of any Non-Extending Lender.

SECTION 2.24~~SECTION 2.24~~  Benchmark Replacement Setting.

(a)  Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.24(a) will occur prior to the applicable Benchmark Transition Start Date.

(b)  Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)  Notices; Standards for Decisions and Determinations. The Administrative Agent shall promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.24(d) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.24, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.24.

(d)  Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (i) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (ii) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (i) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (ii) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)  Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark
Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then- current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.

ARTICLE III

Representations and Warranties

Each of STX and the Borrower represents and warrants to the Lenders with respect to itself and its Subsidiaries that:

SECTION 3.01~~SECTION 3.01~~ Organization; Powers. Each of STX, the Borrower and the Subsidiaries is duly incorporated or organized, validly existing and (where such concept exists in any relevant jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02~~SECTION 3.02~~ Authorization; Enforceability. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within its powers and have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each of STX and the Borrower and (solely for purposes of Section 9.09(d)) Seagate Technology (US) and constitutes, and each other Loan Document to which each Loan Party is to be a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity and an implied covenant of good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03~~SECTION 3.03~~ Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any other action by or before, any Governmental Authority, except such as have been obtained or made and are in full force and effect and filings and other actions necessary to perfect Liens created under the Loan Documents, and except where the failure to obtain such consent or approval or to make such registration or filing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law, regulation or any order of any Governmental Authority in any material respect or the memorandum and articles of association, constitution, charter, by-laws or other organizational documents of STX, the Borrower or any other Loan Party, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon STX, the Borrower or any Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by STX, the Borrower or any Subsidiary, except for violations or payments that, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of STX, the Borrower or any Subsidiary, except for Liens created under the Loan Documents.

SECTION 3.04~~SECTION 3.04~~  Financial Condition; No Material Adverse Change.

(a)  Seagate UC has heretofore furnished to the Lenders the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Seagate UC as of and for the fiscal year ended June 29, 2018 setting forth in comparative form the figures for the previous fiscal year and reported on by Ernst & Young LLP, independent auditors, to the effect that such financial statements present fairly, in all material respects, the consolidated financial condition and results of operations and cash flows of Seagate UC, the Borrower and the Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP consistently applied.

(b)  Except as disclosed in the financial statements referred to in clause (a) above or the notes thereto and except for the Disclosed Matters, none of Seagate UC, the Borrower or the Subsidiaries has, as of the Effective Date after giving effect to any Revolving Loans made on such date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

(c)  Since June 29, 2018 there has been no material adverse change in the business, financial condition or results of operations of STX, the Borrower and the Subsidiaries, taken as a whole.

SECTION 3.05~~SECTION 3.05~~  Properties.

(a)  Each of STX, the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and subject to the Liens permitted by Section 6.02.

(b)  Each of STX, the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by STX, the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06~~SECTION 3.06~~  Litigation and Environmental Matters.

(a)  Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of STX or the Borrower, threatened against or affecting STX, the Borrower or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii)(A) that involve any of the Loan Documents or the execution, delivery and performance by STX, the Borrower or any other Loan Party thereof, (B) that are not frivolous and (C) if adversely determined, would reasonably be expected to be adverse to the interests of the Lenders.

(b)  Except for the Disclosed Matters and except with respect to any other matters that, individually and in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of STX, the Borrower or any Subsidiary (i) is in violation of any applicable Environmental Law or any obligation to obtain, maintain or comply with any permit, license or other approval required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis to reasonably expect the imposition of any Environmental Liability.

(c)  Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

SECTION 3.07~~SECTION 3.07~~  Compliance with Laws and Agreements. Each of STX, the Borrower and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08~~SECTION 3.08~~  Investment Company Status. None of STX, the Borrower or any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

~~SECTION 3.09 Taxes~~ Taxes. Each of STX, the Borrower and the Subsidiaries has timely filed or caused to be filed all federal, state, and other tax returns and reports required to have been filed and has paid or caused to be paid all federal state or other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable and required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which STX, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves that are being maintained in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

~~SECTION 3.10 ERISA~~ ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would reasonably be expected to result in a Material Adverse Effect.

~~SECTION 3.11 Disclosure~~ Disclosure.The reports, financial statements, certificates or other written information furnished by or on behalf of STX, Seagate UC or the Borrower, as applicable, to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, (a) with respect to projected financial information, STX and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) with respect to information regarding the hard disc drive market and other industry data, STX and the Borrower represent only that such information was prepared by third-party industry research firms, and although STX and the Borrower believe such information is reliable, STX and the Borrower cannot guarantee the accuracy and completeness of such information and have not independently verified such information. As of the Effective Date, the information included in the Beneficial Ownership Certification, to the knowledge of STX and the Borrower (if such certification was required to be delivered by the Administrative Agent) is true and correct in all respects.

~~SECTION 3.12 Subsidiaries~~ Subsidiaries.Schedule 3.12 sets forth the name of, and the ownership interest of Seagate UC, the Borrower and each subsidiary in, each other subsidiary, in each case as of the Effective Date.

~~SECTION 3.13 Insurance~~ Insurance. As of the Effective Date, all premiums in respect of all material insurance maintained by or on behalf of Seagate UC, the Borrower and the Subsidiaries that are required to have been paid have been paid. STX and the Borrower believe that the insurance maintained by or on behalf of STX, the Borrower and the Subsidiaries is adequate in all material respects.

~~SECTION 3.14 Labor Matters~~ Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Seagate UC, the Borrower or any Subsidiary pending or, to the knowledge of Seagate UC or the Borrower, threatened that would reasonably be expected to have a Material Adverse Effect. Except as could not be reasonably expected to result in a Material Adverse Effect, (a) the hours worked by and payments made to employees of STX, the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (b) all payments due from STX, the Borrower or any Subsidiary, or for which any claim may be made against STX, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of STX, the Borrower or such Subsidiary and (c) the execution, delivery and performance of the Loan Documents by STX and the Borrower will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which STX, the Borrower or any Subsidiary is bound.

SECTION 3.15~~SECTION 3.15~~  Sanctioned Persons, etc.

(a)  No Loan Party or any of its Affiliates or its Subsidiaries, or to the knowledge of any Loan Party, any director, officer, employee, agent, or Affiliate of any Loan Party or any of its Subsidiaries is a Person that is, or is owned 50.0% or more, individually or in the aggregate, directly or indirectly or controlled by Persons that are (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the laws of Canada, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is a Sanctioned Country or otherwise the subject of Sanctions, including (as of the Effective Date), Crimea, Cuba, Iran, North Korea, Syria, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic. Each Loan Party and its Affiliates, and their respective directors and officers and, to the knowledge of the Borrower, the employees and agents of such Loan Parties and Affiliates, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and any other applicable anti-corruption law and any applicable anti-money laundering law, in each case in all material respects. Each Loan Party and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with applicable Sanctions, applicable anti-corruption law and any applicable anti-money laundering law.

(b)  No part of the proceeds of any extension of credit hereunder will be used directly or indirectly for the purpose of funding any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country, in each case to the extent prohibited by Sanctions. Neither the making of the extensions of credit hereunder nor the use of the proceeds thereof will violate the USA PATRIOT Act.

(c)  None of the proceeds of the extensions of credit made under this Agreement will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto.

(d)  No Loan Party (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the OFAC or in Section 1 of the Anti-Terrorism Order, or (ii) directly or, knowingly, indirectly (A) engages, or will engage, in any dealings or transactions, or (B) is, or will be otherwise associated with, any such Person, in each case to the extent prohibited by Sanctions or the Anti-Terrorism Order.

(e)  None of the proceeds of the extensions of credit made under this Agreement will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, for the purpose of obtaining, retaining or directing business or obtaining any improper advantage, in violation of the FCPA or applicable anti-corruption law.

SECTION 3.16~~SECTION 3.16~~   USA PATRIOT Act, Etc. To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.
ARTICLE IV Conditions

SECTION 4.01~~SECTION 4.01~~   Conditions to Initial Borrowing. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement (a “Lender Addendum”) signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed Lender Addendum) that such party has signed a counterpart of this Agreement.

(b)  The U.S. Guarantee Agreement shall have been duly executed by STX and each other Guarantor as of the Effective
Date and delivered to the Administrative Agent.

(c)  The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Simpson Thacher & Bartlett LLP, New York counsel for STX and certain other Loan Parties, (ii) Arthur Cox, Irish counsel to STX, (iii) General Counsel of STX, and (iv) Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Borrower and certain other Loan Parties, in each case in form and substance satisfactory to the Administrative Agent. Each Loan Party hereby requests such counsel to deliver such opinions.

(d)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization or incorporation, existence and good standing of each Loan Party, the authorization of the execution, delivery and performance of the Loan Documents by each Loan Party and any other legal matters relating to each Loan Party or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e)  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (a) and (b) of Section 4.02.

(f)  The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Borrower has paid or, concurrently with the making of the initial Loans under this Agreement will pay, in full all debt and accrued and unpaid fees, interest, and other amounts owing under the Credit Agreement, dated as of January 18, 2011 (as amended, supplemented or otherwise modified from time to time), among STX, the Borrower, the lenders party thereto and the Administrative Agent, and (ii) such credit agreement (including the commitment to make any further extensions of credit thereunder) has been terminated and no longer in effect.

(g)  The Administrative Agent shall have received, for the account of each Lender that has requested a Promissory Note, such Lender’s Promissory Note duly executed and delivered by an authorized officer of the Borrower.

(h)  The Administrative Agent shall have received insurance certificates evidencing insurance coverage required to be maintained pursuant to each Loan Document and naming the Administrative Agent on behalf of the Finance Parties as additional insured (in the case of liability insurance), and providing that no cancellation of the policies will be made without at least thirty days’ prior written notice to the Administrative Agent.

(i)  The Lenders shall be satisfied that there shall have been no material adverse effect on the business, assets, financial condition or operations of STX and its subsidiaries, taken as a whole, since June 29, 2018.

(j)  Upon the reasonable request of any Lender, made at least ten days prior to the Effective Date, the Borrower shall provide such information so requested in connection with applicable “know your customer” and “anti-money laundering” rules and regulations, including the USA PATRIOT Act, in each case at least five days prior to the Effective Date.

(k)  Prior to the Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership
Regulation, the Borrower shall deliver a Beneficial Ownership Certification in relation to the Borrower.

(l)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including in each case, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower under any Loan Document.

The Administrative Agent shall notify the Borrower and the Lenders as to the satisfaction of the documentary delivery requirements set forth above, and such notice shall be conclusive and binding.

SECTION 4.02~~SECTION 4.02~~  Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a)  The representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties that are subject to a Material Adverse Effect or a materiality qualifier, in which case such representations and warranties shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (other than representations and warranties that were subject to a Material Adverse Effect or a materiality qualifier, in which case such representations and warranties shall have been true and correct) in each case as of such earlier date.

(b)  At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)  With respect to the issuance of any Letter of Credit or the making of any Swingline Loan, there is no Defaulting Lender at the time such Swingline Loan is to be made or Letter of Credit is to be issued, unless the L/C Exposure or Swingline Exposure of such Defaulting Lender is re-allocated to non-Defaulting Lenders and/or the Borrower has Cash Collateralized or made other arrangements with respect to any such non-reallocated Exposure of such Defaulting Lender all in accordance with Section 2.22.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by STX and the Borrower on the date thereof as to the matters specified in clauses (a) and (b) of this Section 4.02. For purposes of the foregoing, the term “Borrowing” shall not include the continuation or conversion of Loans in which the aggregate amount of such Loans is not being increased.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of STX and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01~~SECTION 5.01~~  Financial Statements and Other Information. STX will furnish to the Administrative Agent:

(a)  within 90 days after the end of each fiscal year of STX, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit or any other material qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the consolidated financial condition and results of operations of STX, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)  within 45 days after the end of each of the first three fiscal quarters of each fiscal year of STX, its unaudited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and results of operations of STX, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a Certificate of Financial Officer of the Person delivering such financial statements (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, and 6.12 ~~and 6.13~~, (iii) stating whether any material change in GAAP or in the application thereof has occurred since the date of STX’s audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) identifying any Material Acquisitions that have been consummated by the Borrower or any Subsidiary since the end of the previous fiscal quarter, including the date on which each such Material Acquisition was consummated and the consideration therefor;

(d)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by STX, the Borrower or any Subsidiary with the SEC or with any national securities exchange not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)  promptly following any reasonable request of the Administrative Agent therefor, copies of (i) any documents described in Section 101(k)(1) of ERISA that the Borrower or any of its ERISA Affiliates have requested with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that the Borrower or any of its ERISA Affiliates have requested with respect to any Multiemployer Plan, p rovided that if the Borrower or any of its ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Plan or Multiemployer Plan, the Borrower or its ERISA Affiliate(s), as applicable, shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; and

(f)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of STX, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender, through the Administrative Agent, may reasonably request (including information required by the USA PATRIOT Act).

Documents required to be delivered pursuant to Section 5.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents or provides a link thereto on the Borrower’s website on the internet at http://www.seagate.com or (ii) on which such documents are posted on the Borrower’s behalf on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), p rovided that (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

SECTION 5.02~~SECTION 5.02~~ Notices of Material Events. STX and the Borrower will furnish, promptly upon STX’s or the
Borrower’s obtaining knowledge thereof, to the Administrative Agent written notice of the following: (a)  the occurrence of any Default or Event of Default;
(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting STX, the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)  the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in material liability of STX, the Borrower and the Subsidiaries, taken as a whole;

(d)  the occurrence of any change to the Issuer Ratings by S&P, Moody’s or Fitch (provided that any public announcement by S&P, Moddy’s or Fitch of any such change shall be deemed to constitute notice thereof to the Administrative Agent);

(e)  any change in the information provided in the Beneficial Ownership Certification (if previously provided at the Administrative Agent’s request) that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such Beneficial Ownership Certification; and

(f)  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of STX or the Borrower, as applicable, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03~~SECTION 5.03~~  [RESERVED].

SECTION 5.04~~SECTION 5.04~~ Existence; Conduct of Business. Each of STX and the Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names used in the conduct of the business of STX, the Borrower and the Subsidiaries, except, in the case of clause (b) of this Section, to the extent that the failure to take any such action could not reasonably be expected to have a Material Adverse Effect, p rovided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under Section 6.05.

SECTION 5.05~~SECTION 5.05~~ Payment of Obligations. Each of STX and the Borrower will, and will cause each of its subsidiaries to, pay its Material Indebtedness and material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) STX, the Borrower or the applicable Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06~~SECTION 5.06~~ Maintenance of Properties. Each of STX and the Borrower will, and will cause each of its subsidiaries to, keep and maintain all material property necessary to the conduct of the business of STX, the Borrower and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

~~SECTION 5.07 Insurance~~ Insurance. Each of STX and the Borrower will, and will cause each of its subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Administrative Agent, upon request, information in reasonable detail as to the insurance so maintained.

~~SECTION 5.08 Further Assurances~~ Further Assurances. Each of STX and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Guarantee Requirement to be and remain satisfied, all at the expense of the Borrower.

SECTION 5.09~~SECTION 5.09~~ Books and Records; Inspection Rights. Each of STX and the Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each of STX and the Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at such reasonable intervals as may be reasonably requested, p rovided that any such visit or inspection by a Lender other than the Administrative Agent shall be coordinated by (and any request for such a visit or inspection shall be presented through) the Administrative Agent.

SECTION 5.10~~SECTION 5.10~~  Compliance with Laws.

(a)  Each of STX and the Borrower will, and will cause each of their Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)  Each of STX and the Borrower will, and will cause each of their Subsidiaries to, maintain in effect policies and procedures reasonably designed to ensure compliance by each Loan Party, their respective Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions, applicable anti-corruption law and any applicable anti-money laundering law.

SECTION 5.11~~SECTION 5.11~~ Use of Proceeds of Loans and Letters of Credit. The proceeds of (a) Term Loan A1 and Term Loan A2 will be utilized (i) to refinance existing Indebtedness, including the Term Loans due September 16, 2025 outstanding under (and as defined in) this Agreement prior to giving effect to the Fifth Amendment and the 4.25% Senior Notes due March 2022 and to pay accrued interest and premium thereon (and in the case of such 4.25% Senior Notes, to be repaid or prepaid at any time on or following the Fifth Amendment Effective Date, at the Borrower’s sole discretion), and (ii) for general corporate purposes; (b) Term Loan A3 will be utilized for general corporate purposes; and (c) the Revolving Loans and Swingline Loans will be used only for working capital and other general corporate purposes of the Borrower and its Subsidiaries, and Letters of Credit will be issued only to support obligations of the Borrower or any Subsidiary incurred in the ordinary course of business; provided, that notwithstanding the foregoing,

(a)  ~~(a)~~ no part of the proceeds of any Loan or issuance of, or proceeds from, any Letter of Credit will be used, whether directly or indirectly, (i) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X or (ii) in contravention of the representations made in Section 3.15(b), (c) or (e), and

(b)  ~~(b)~~  the Borrower will not, directly, or knowingly, indirectly, lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) for the purpose of funding any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, in each case to the extent prohibited by Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans or Letters of Credit, whether as Administrative Agent, Issuing Bank, Lender, underwriter, advisor, investor, or otherwise).

~~SECTION 5.12 Senior Obligations~~ Senior Obligations. STX and the Borrower will, and will cause each Subsidiary Loan Party to, ensure that its obligations under this Agreement and the other Loan Documents to which it is a party shall at all times rank at least pari passu in right of payment with all its other present and future senior Indebtedness, except for obligations accorded preference by mandatory provisions of law.

~~SECTION 5.13 Additional Subsidiaries~~ Additional Subsidiaries. If any Subsidiary is formed or acquired after the Effective Date, STX and the Borrower will (a) within ten Business Days after such Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its discretion), notify the Administrative Agent and the Lenders thereof and (b) within 30 Business Days after such Subsidiary is formed or acquired (or, if such Subsidiary is a Foreign Subsidiary, within 60 Business Days after such Foreign Subsidiary is formed or acquired (or such longer period as the Administrative Agent may agree in its discretion)), cause the Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party), provided that if the Administrative Agent determines, after consultation with the Borrower, that (i) such additional Subsidiary providing a Guarantee would violate

~~the~~any law ~~of the jurisdiction where such Subsidiary is organized~~ or would result in a material adverse tax or regulatory consequence to such additional Subsidiary or (ii) the cost to STX, the Borrower and the Subsidiaries of such additional Subsidiary providing a Guarantee would be excessive in view of the related benefits to be received by the Lenders, then STX and the Borrower shall not be required to cause the Guarantee Requirement to be satisfied with respect to such additional Subsidiary (and such additional Subsidiary shall not be a Subsidiary Loan Party for purposes of this Agreement and the other Loan Documents).

Section 5.14~~SECTION 5.14~~  Collateral.

(a)  ~~.   (a)~~ In the event that (i) at least two of the Issuer Ratings issued by Fitch, Moody’s and S&P with respect to the Borrower or one of its parent entities are less than or equal to (A) with respect to Fitch, BB- with a stable outlook, (B) with respect to Moody’s, Ba3 with a stable outlook and (C) with respect to S&P, BB- with a stable outlook, or (ii) the Eighth Amendment Prepayment has not been made on or prior to December 29, 2023, then in each case, the Borrower and STX shall, at its cost and expense, within 60 Business Days (or such longer period as the Administrative Agent may reasonably determine in its discretion) provide collateral to secure the Obligations by pledging or creating, or causing to be pledged or created, first priority, perfected security interests (or the equivalent thereof outside the U.S.) with respect to such of its and the other Guarantors’ assets and properties as the Administrative Agent or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured by substantially all the assets of STX, the Borrower and the other Guarantors, subject to certain exclusions to be determined by the Administrative Agent or the Required Lenders in consultation with Borrower). Such security interests and Liens shall be created under security agreements, pledge agreements, account control agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Required Lenders, and STX and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Administrative Agent or the Required Lenders shall reasonably request to evidence compliance with this Section 5.14. STX and the Borrower agree to provide such evidence as the Administrative Agent and the Required Lenders shall reasonably request as to the perfection and priority status of each such security interest and Lien.

(b)  ~~(b)~~  Notwithstanding anything to the contrary in clause (a), during the Lien Cap Period, the maximum principal amount of Obligations required to be secured in accordance with clause (a) (referred to as the “Lien Cap Period Secured Amount”) shall equal the greater of (i) $1,430,000,000 or (ii) $100,000,000 less than the lowest Lien Requirement Amount under any Senior Note Document prior to which the Senior Notes Lien Requirement would become effective under any Senior Note Document. The “Lien Cap Period” means the period from the Eighth Amendment Effective Date to the date on which any outstanding Senior Notes are equally and ratably secured with the Obligations, unless otherwise agreed by the parties hereto. “Senior Notes Lien Requirement” means the requirement under any Senior Note Document in effect for the Borrower or any Subsidiary of the Borrower to equally and ratably secure the obligations under such Senior Notes in accordance with any term of such Senior Note Document. “Lien Requirement Amount” means, in respect of the Senior Note Documents for any series of Senior Notes, the sum of (i) Permitted Bank Indebtedness (as defined under such Senior Note Documents) secured by Liens (as defined under such Senior Note Documents) on any Principal Property (as defined under such Senior Note Documents) plus (ii) the amount of Aggregate Debt (as defined in such Senior Notes Documents) permitted to be incurred under such Senior Note Documents prior to which the Borrower or any Subsidiary of the Borrower would be required to satisfy the Senior Notes Lien Requirement.

(c)  ~~(c)~~  If, pursuant to Section 5.14(a), STX, the Borrower, or any other Guarantor has granted any security interest or Lien to the Administrative Agent to secure the Obligations and (i) at least two of the Issuer Ratings issued by Fitch, Moody’s and S&P with respect to the Borrower or one of its parent entities are greater than or equal to (A) with respect to Fitch, BB+ with a stable outlook, (B) with respect to Moody’s, Ba1 with a stable outlook and (C) with respect to S&P, BB+ with a stable outlook, and (ii) the Eighth Amendment Prepayment has been made, then any such security interest or Lien granted by STX, the Borrower or any other Guarantor to the Administrative Agent shall be automatically released and terminated by the Administrative Agent upon satisfaction of the conditions in clauses (i) and (ii), and the Administrative Agent shall execute, deliver or acknowledge (at the Borrower’s expense) such instruments or releases, and authorize the filing of such releases, instruments, UCC financing statement amendments or termination statements as applicable, to evidence the release of any and all of the collateral securing the Obligations.

SECTION 5.15 OFAC Compliance. The Borrower will not, and will not permit any of its Subsidiaries to, do business in a
Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or been terminated, and all LC Disbursements shall have been reimbursed, each of STX and the Borrower covenants and agrees with the Lenders that:

Section 6.01~~SECTION 6.01~~  Indebtedness.

(a)  Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(i)  Indebtedness created under the Loan Documents;

(ii)  the Senior Notes and extensions, renewals, refinancings and replacements of the Senior Notes that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, and that do not contain covenants that are more restrictive from the Borrower’s perspective than the covenants contained in this Agreement, provided that the applicable refinancing or replacement Indebtedness need not be incurred substantially concurrently with the consummation of such refinancing or replacement so long as such refinancing or replacement Indebtedness is incurred no earlier than six months prior to the date on which the applicable Senior Notes are refinanced or replaced, as the case may be;

(iii)  Indebtedness (other than in respect of the Senior Notes) existing on the Effective Date and set forth in Schedule
6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(iv)  Indebtedness (x) of STX to the Borrower or any Subsidiary, (y) of the Borrower to STX or any Subsidiary and (z) of any Subsidiary to STX, the Borrower or any other Subsidiary, provided that (A) Indebtedness of any Subsidiary that is not a Loan Party to STX, the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04 and (B) Indebtedness of the Borrower to STX or any Subsidiary and Indebtedness of STX or any Subsidiary Loan Party to any Subsidiary that is not a Subsidiary Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(v)  Guarantees (x) by STX or the Borrower of Indebtedness or Permitted Obligations of any Subsidiary, (y) by the Borrower of Indebtedness or Permitted Obligations of STX and (z) by any Subsidiary of Indebtedness or Permitted Obligations of STX or the Borrower or any other Subsidiary, so long as, in the case of this clause (z), such Guarantees of Indebtedness or Permitted Obligations (other than the Senior Notes) incurred after the Eighth Amendment Effective Date do not exceed $50,000,000 in the aggregate at any time outstanding, provided that (A) such Indebtedness or Permitted

Obligations is otherwise permitted hereunder, (B) Guarantees by STX, the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04, (C) Guarantees by any Loan Party permitted under this clause (v) shall be subordinated to the Obligations of the applicable Subsidiary to the same extent, if any, and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations, (D) none of the Indebtedness for borrowed money incurred pursuant to clause (ii), (iii) or (ix) of this Section 6.01(a) shall be Guaranteed by any Subsidiary, unless such Subsidiary is a Loan Party that has Guaranteed the Obligations pursuant to a Guarantee Agreement;

(vi)  Indebtedness of STX, the Borrower or any Subsidiary in respect of workers’ compensation claims, self- insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Borrower and the Subsidiaries in the ordinary course of their business, provided that upon the incurrence of Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such incurrence;

(vii)  Indebtedness of STX, the Borrower or any Subsidiary representing deferred compensation to employees of STX, the Borrower or any Subsidiary incurred in the ordinary course of business of STX, the Borrower or the applicable Subsidiary, consistent with the historical practices of STX, the Borrower or such Subsidiary;

(viii)  drawings under Overdraft Facilities, provided that any drawing that is not repaid in full on the Business Day following the day that such drawing was made shall not be permitted by this clause;

(ix)  other Indebtedness, provided that (A) at the time of any incurrence of Indebtedness pursuant to this clause (ix), after giving effect to such incurrence, the aggregate principal amount of all Indebtedness outstanding pursuant to this clause (ix) shall not exceed $150,000,000 and (B) the sum of (i) the aggregate principal amount of Indebtedness incurred by the non-Loan Party Subsidiaries pursuant to this clause (ix) (including any such Indebtedness of this type incurred pursuant to Section 6.01(a)(iii), and in the aggregate referred to as the “Permitted Subsidiary Debt Amount”) and (ii) the Permitted Secured Debt Amount~~, in each case at any time outstanding,~~ shall not exceed the Permitted Priority Debt Amount;

(x)  any Permitted Receivables Factoring;

(xi)  purchase money obligations or other similar obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) (i) in respect of capital leases, or (ii) incurred to finance the acquisition, construction, or improvement of any fixed or capital assets, in each case, together with any modifications, extensions, renewals, refundings, refinancings, replacements, and extensions of any such Indebtedness that do not increase the outstanding principal amount thereof (provided, in each case, that such Indebtedness is incurred within 270 days of the acquisition of such property);

(xii)  Guarantees by the Borrower, Guarantors or any Subsidiary of the Borrower or any Guarantor delivered in the ordinary course of its business of the obligations of suppliers, customers, franchisees and licensees of the Borrower, its Subsidiaries and, subject to Section 6.08, other Affiliates;

(xiii)  Guarantees by STX, the Borrower and its Subsidiaries in respect of lease agreements of STX, the Borrower or any Subsidiary not exceeding $100,000,000 in the aggregate at any time; and

(xiv)  Cash-Pay Preferred Equity so long as both immediately before and after giving effect to the issuance thereof and the use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including under Sections 6.11, or 6.12~~, or 6.13,~~  on a pro forma basis).

(b)  Each of STX and the Borrower will not, and will not permit any of its ~~subsidiaries~~Subsidiaries to, issue any preferred Equity Interests, except that STX may issue preferred shares or other preferred Equity Interests that do not require mandatory cash dividends (other than Cash-Pay Preferred Equity, provided that any Cash-Pay Preferred Equity that does not satisfy the proviso in the definition thereof must be issued in accordance with Section 6.01(a)) and do not provide for any right on the part of the holder to require redemption, repurchase or repayment thereof in cash, in each case prior to the date that is 7 months after the latest Maturity Date then applicable to the Loans (other than (i) for ordinary shares of STX and cash in lieu of fractional shares), (ii) upon payment in full of the Obligations (other than indemnification and other contingent obligations not yet due and owing) or (iii) upon a Change of Control or any required repayment following (x) the approval of the stockholders of STX or ST approving any plan or proposal for the liquidation or dissolution of STX or ST, as applicable, or (y) the Equity Interest into which the preferred Equity Interest is convertible ceases to be listed or quoted on any of The New York Stock Exchange, the Nasdaq Global market or any of their respective successors).

~~SECTION 6.02 Liens~~The execution of any commitment letter in respect of any Indebtedness whose terms are subject to negotiation and execution of definitive documentation shall not constitute an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

SECTION 6.02 Liens. Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, except: (a)  Permitted Encumbrances and Liens created under the Loan Documents;
(b)  any Lien on any property or asset of Seagate UC, the Borrower or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations that it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)  Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights;

(d)  Liens in favor of a landlord on leasehold improvements in leased premises;
(e)  Liens arising from Permitted Investments described in clause (d) of the definition of the term Permitted;(f) Investments;Uniform Commercial Code financing statements (or any equivalent thereof) filed in respect of Permitted Receivables Factoring;
(g)  other Liens securing Indebtedness, provided that the sum of (i) the aggregate principal amount of Indebtedness secured pursuant to this clause (g) (together with any secured Indebtedness described in Section 6.02(b), and in the aggregate referred to as the “Permitted Secured Debt Amount”) and (ii) the Permitted Subsidiary Debt Amount, in each case at any time outstanding, shall not exceed the Permitted Priority Debt Amount;

(h)  Liens (including cash collateral) securing obligations arising under any Swap Agreement with a counterparty that is not a Finance Party (or an Affiliate thereof) so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $100,000,000 at any time, provided that no more than $50,000,000 of such obligations may be secured by Liens that rank equally with, or are senior to, the Liens securing the Obligations;

(i)  during any Non-Investment Grade Period, Liens incurred during any prior Investment Grade Period pursuant to clause (g) of this Section 6.02 and outstanding at the end of the immediately preceding Investment Grade Period, provided that such Liens could not be classified as Liens created, incurred, assumed or permitted pursuant to clauses (a) through (h) of this Section 6.02;

(j)  Liens arising in the ordinary course of business of STX, the Borrower and the Subsidiaries on metals leased to STX, the
Borrower or any Subsidiary under any Platinum Lease; and

(k)  Liens securing Indebtedness pursuant to Section 6.01(a)(xi); provided that (i) such Liens attach at all times only to the assets so financed except for accession to the property that is affixed or incorporated into the property covered by such Lien or financed with the proceeds of such Indebtedness and the proceeds and the products thereof, and (ii) individual financings or leases of equipment provided by one lender or lessor may be cross collateralized to other financings of equipment provided by such lender or lessor.

SECTION 6.03~~SECTION 6.03~~  Fundamental Changes.

(a)  ~~Neither~~Subject to clause (c) below, neither (A) STX nor the Borrower will, and will not permit any of their respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with STX or the Borrower or any of their respective Subsidiaries, or liquidate or dissolve, nor (B) will STX ~~or the Borrower~~ sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets of ~~the Borrower~~STX and ~~the~~its Subsidiaries~~,~~  (taken as a whole) (whether directly or through the sale, transfer, lease or other disposition of the assets of one or more Subsidiaries), except that in each case of clause (A) and (B) above, as applicable, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) any Person may merge into or consolidate with STX or the Borrower in a transaction in which the surviving entity is either (x) STX or the Borrower, as applicable or (y) a Person organized or existing under the laws of the United States of America, any State thereof, the District of Columbia ~~or~~, Ireland, Singapore, or the Cayman Islands and, if such surviving entity is not STX or the Borrower, as the case may be, such Person expressly assumes, in writing, all the obligations of STX or the Borrower, as the case may be, under the Loan Documents and provides the Lenders with requisite “know-your-customer” information as reasonably requested by a Lender~~, and (ii)~~ (provided that no Lender shall be required to fund any Loan that would violate any law or regulation applicable to such Lender), (ii) without limitation of clause (i) above with respect to STX or the Borrower, any Person may merge into or consolidate with any Subsidiary of STX in a transaction in which the surviving entity is a Subsidiary and (provided that if any party to such merger is a Subsidiary Loan Party~~) is~~ such surviving entity shall be a Subsidiary Loan Party ~~and~~or otherwise, prior to or substantially contemporaneously with such merger or consolidation, expressly assume, in writing, all the obligations of such non-surviving Subsidiary Loan Party under the Loan Documents and provides the Lenders with requisite “know-your-customer” information as reasonably requested by a Lender), (iii) any Subsidiary of STX (other than the Borrower) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger ~~involving~~into a Person that is not a wholly-owned Subsidiary of ~~the Borrower~~STX immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.08, (iv) any merger the sole purpose of which is to reincorporate or reorganize a Loan Party or Subsidiary in another jurisdiction will be permitted (provided that with respect to the Borrower such jurisdiction shall either be the United States of America, any State thereof, the District of Columbia, Ireland, Singapore, or the Cayman Islands) and (v) any sale, transfer, lease or other disposition of (in one transaction or in a series of transactions) all or substantially all the assets of STX or any of its Subsidiaries to STX or another Subsidiary shall be permitted (provided that (A) any such assets owned by a Person organized or existing under the laws of the United States of America, any State thereof, the District of Columbia, Ireland, Singapore, or the Cayman Islands shall only be sold, transferred, leased or otherwise disposed of to another Person organized or existing under the laws of the United States of America, any State thereof, the District of Columbia, Ireland, Singapore, or the Cayman Islands and (B) any such assets owned by a Subsidiary Loan Party shall only be sold, transferred, leased or disposed of to (1) another Subsidiary Loan Party or (2) any other Subsidiary that, prior to or substantially contemporaneously with such sale, transfer, lease or disposition, expressly assumes, in writing, all the obligations of such Subsidiary Loan Party under the Loan Documents and provides the Lenders with requisite “know-your-customer” information as reasonably requested by a Lender). Notwithstanding anything to the contrary herein, this clause (a) shall not prohibit a Successor Transaction in compliance with Section 6.15.

(b)  Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by STX, the Borrower and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related, ancillary or complementary thereto, including Permitted Receivables Factoring.

(c)  Notwithstanding anything to the contrary in the Loan Documents, for the avoidance of doubt and without limitation, STX may (a) cause Seagate UC to be liquidated or dissolved and (b) cause ST to be merged or consolidated with the Parent or any Subsidiary of the Parent, and in each case of the foregoing clauses (a) and (b) of this sentence, the Guarantee of Seagate UC and ST, as applicable, shall be deemed to be released in connection with such liquidation, dissolution, merger or consolidation (provided that Seagate UC and ST shall be released from any guarantees, if any, provided in respect of any existing capital markets debt securities of Issuer or Parent pursuant to which it is an obligor) (this paragraph, the “Specified Reorganization Provision”).

SECTION 6.04~~SECTION 6.04~~  Investments, Loans, Advances, Guarantees and Acquisitions. Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary of the Borrower prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (any of the foregoing, an “Investment”), except:

(a)  Permitted Investments;

(b)  investments existing on the Effective Date and set forth on Schedule 6.04;

(c)  ~~investments by STX, the Borrower and the Subsidiaries in Equity Interests in each other, provided that no investment may be made pursuant to this clause (c) by a Loan Party in the Equity Interests of a Subsidiary that is not a Loan Party unless such investment is being made in the ordinary course of business of STX, the Borrower and the Subsidiaries;~~[reserved];

(d)  ~~loans or advances~~Investments (x) made by STX to the Borrower or any Subsidiary of STX, (y) made by the Borrower to any Subsidiary and (z) made by any Subsidiary of STX to STX, the Borrower or any other Subsidiary, of STX; provided that no loan or advance in excess of $15,000,000 in the aggregate for all such loans or advances may be made pursuant to this clause (d) by a Loan Party to a Subsidiary that is not a Loan Party unless such loan or advance is being made in the ordinary course of business of STX, the Borrower and the Subsidiaries;

(e)  Guarantees constituting Indebtedness permitted by Section 6.01 and Guarantees of Permitted Obligations permitted by Section 6.01, provided that no Guarantee (of other than the Obligations) in excess of $15,000,000 in the aggregate for all Guarantees constituting Indebtedness may be made pursuant to this clause (e) by any Loan Party of the Indebtedness of any Subsidiary

that is not a Loan Party unless such Guarantee is being made in the ordinary course of business of STX, the Borrower and the
Subsidiaries;

(f)  investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g)  any investments in or loans to any other Person received as non-cash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

(h)  Guarantees by STX, the Borrower and the Subsidiaries of leases other than Capital Lease Obligations entered into by any Subsidiary as lessee;

(i)  extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

(j)  investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(k)  investments in or acquisitions of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to STX, the Borrower or any Subsidiary or in satisfaction of judgments;

(l)  investments in the form of Swap Agreements permitted under Section 6.06;

(m)  investments, loans, advances, guarantees and acquisitions resulting from a foreclosure by STX, the Borrower or any
Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(n)  investments, loans, advances, guarantees and acquisitions the consideration for which consists solely of shares of common stock of STX;

(o)  investments arising as a result of any Permitted Receivables Factoring;

(p)  other Investments, provided that (i) no Default has occurred and is continuing at the time thereof or would result from any such Investment, (ii) in the case of any such Investment in an amount that exceeds $100,000,000, (A) STX is in compliance, on a pro forma basis after giving effect to any such Investment (after giving effect to any reduction in operating expenses permitted to be included for this purpose in the calculation set forth in the definition of the term Consolidated EBITDA), with the covenants contained in Section 6.11 and Section 6.12 ~~recomputed~~  as of the last day of the most recently ended ~~fiscal quarter of STX for which financial information is available, as if such Investment (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance~~Test Period; and (B) the Administrative Agent shall have received a certificate from a Financial Officer of STX that certifies compliance with clauses (p)(ii)(A) and (p)(iii), together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating compliance with the requirement set forth in clause (ii)(A) and (iii) both immediately before and after giving effect to such Investment and any related Borrowing, the Liquidity Amount shall not be less than $800,000,000;

(q)  to the extent constituting an Investment, prepayments or advances to vendors or suppliers of semiconductors in connection with any guarantee of supply by, or to fund the expansion of supply capacity by, such vendor or supplier, in an aggregate amount not to exceed $50,000,000 at any one time outstanding under this clause (q); and

(r)  to the extent constituting Investments, any Permitted Bond Hedge or Permitted Bond Hedge Component.

~~SECTION 6.05 Asset Sales~~ Asset Sales. During a Non-Investment Grade Period, each of STX and the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will STX or the Borrower permit any of its subsidiaries to issue any additional Equity Interests in such Subsidiary (other than any Subsidiary issuing directors’ qualifying shares or issuing Equity Interests to STX, the Borrower or any Subsidiary in compliance with Section 6.04(c)), except:

(a)  sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and periodic clearance of aged inventory;

(b)  sales, transfers and other dispositions of Equity Interests to STX, the Borrower or any Subsidiary, p rovided that any such sale, transfer or other disposition involving a Subsidiary that is not a Subsidiary Loan Party (to the extent that such sale, transfer or other disposition is not made in the ordinary course of business of STX, the Borrower and the Subsidiaries) shall be made in compliance with Section 6.08;

(c)  sales of assets received by STX, the Borrower or any Subsidiary upon the exercise of a power of sale or foreclosure by STX, the Borrower or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

(d)  licensing and cross-licensing arrangements entered into in the ordinary course of business of STX, the Borrower or any
Subsidiary involving any technology or other intellectual property of STX, the Borrower or such Subsidiary;

(e)  sales, transfers and other dispositions to STX, the Borrower or any Subsidiary of STX, p rovided that any such sale, transfer or other disposition involving a Subsidiary that is not a Subsidiary Loan Party (to the extent that such sale, transfer or other disposition is not made in the ordinary course of business of STX, the Borrower and the Subsidiaries) shall be made in compliance with Section 6.08;

(f)  sales, transfers and other dispositions of Receivables and Related Assets pursuant to any Permitted Receivables
Factoring;

(g)  sales, transfers and other dispositions that are not permitted by any other clause of this Section 6.05, p rovided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (g) shall not exceed during any fiscal year of STX the amount that is equal to 15% of Consolidated Total Assets as of the end of the immediately preceding fiscal year of STX;

(h)  licensing of assets that constitute technology or other intellectual property to joint ventures in connection with investments permitted by Section 6.04;

(i)  sales of assets pursuant to a transaction permitted by Section 6.03(a);

(j)  sale and leaseback transactions entered into in the ordinary course of business of STX, the Borrower and the Subsidiaries involving the sale and subsequent leaseback pursuant to a Platinum Lease of platinum or other precious metals, so long as such sale is consummated substantially simultaneously with the acquisition of the platinum or other precious metals so sold;

(k)  sale or disposition or unwinding of any Permitted Bond Hedge or Permitted Bond Hedge Component; and

(l)  sale and leaseback transactions with respect to the Fremont Property, the Longmont Property and the Ayer Rajah Property, so long as the net cash proceeds received from such transactions are used to repay the 4.75% Senior Notes due June 2023 issued by the Borrower or to repay any amounts drawn under the Revolving Loan facility that are associated with the repayment of the 4.75% Senior Notes due June 2023 issued by the Borrower;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) or (e) above) shall be made for fair market value~~; p rovided further that, subject to compliance with Section 2.10(h), during the Covenant Relief Period, the aggregate amount of all sales, transfers, leases and other dispositions pursuant to Section 6.05(g) shall not exceed $75,000,000~~.

~~SECTION 6.06 Swap Agreements~~ Swap Agreements. Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which STX, the Borrower or any Subsidiary has actual exposure, (other than those in respect of Equity Interests of STX, the Borrower or any Subsidiary, which shall be governed by clause (c) of this Section), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of STX, the Borrower or any Subsidiary, or (c)(i) Swap Agreements entered into by STX, the Borrower or any Subsidiary, and payments (in either cash or Equity Interests as applicable) required thereunder, (A) in respect of Equity Interests in STX providing for payments to current or former directors, officers or employees of STX, the Borrower and any Subsidiary or their heirs or estates and (B) in respect of Equity Interests in STX, the Borrower or any Subsidiary in connection with any redemption or repurchase by STX of its Equity Interests, and (ii) to the extent not permitted under clause (c)(i), any other Swap Agreements entered into by STX, the Borrower or any Subsidiary, and payments (in either cash or Equity Interests as applicable) required thereunder in respect of Equity Interests in STX; p rovided, that Restricted Payments required by the Swap Agreements entered into in reliance on this clause (c) shall only be made in the same circumstances under which, and in the amounts that, STX, the Borrower and the Subsidiaries are then permitted to make Restricted Payments pursuant to Section 6.07, and such Restricted Payments made during any fiscal year shall be deemed to reduce the amount of Restricted Payments available during such fiscal year under Section 6.07.

~~SECTION 6.07 Restricted Payments~~ Restricted Payments. During any Non-Investment Grade Period, the Borrower will not, and STX and the Borrower will not permit any of their respective subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)  the Borrower and the Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests payable solely in additional shares of their Equity Interests;

(b)  the Borrower and the Subsidiaries may declare and pay dividends or distributions ratably with respect to their Equity Interests, or repurchase or redeem their Equity Interests (including by cancellation or setoff of intercompany debt); provided that if the Borrower merges with or consolidates with or into STX (or if different, the ultimate parent of the Borrower which is a publicly traded Person), then the Borrower shall no longer be able to declare and pay ratable dividends or distributions pursuant to this clause (b);
(c)  Restricted Payments consisting of cash dividends paid quarterly in respect of STX’s Equity Interests, provided that (i) no such Restricted Payments pursuant to this clause (c) shall be ~~declared, permitted or~~ made in an aggregate amount that is greater than $700,000,000 in any four consecutive fiscal quarter period, (ii) during the Covenant Relief Period, no such Restricted Payments pursuant to this clause (c) shall be ~~declared, permitted or~~ made unless after giving effect to each such Restricted Payment, (A) the Total Net Leverage Ratio ~~is at least 0.25 to 1.00 less than the maximum permitted Total Net Leverage Ratio for such date as set forth in Section 6.12(a), calculated based upon the financial information most recently~~for the most recently ended Test Period for which financial statements have been delivered to the Administrative Agent pursuant to clause (~~c~~a) or (b) of Section 5.01, is no greater than (x) other than with respect to the Specified Quarterly Cash Dividends, 6.50 to 1.00 and (y) with respect to any such cash dividends paid with respect to the fiscal quarters ending on or about December 31, 2023 and March 31, 2024 (the “Specified Quarterly Cash Dividends”) (for the avoidance of doubt, the Specified Quarterly Cash Dividends shall include the quarterly cash dividends (if any) publicly announced in connection with the reporting of financial results for each such fiscal quarter), 6.75 to 1.00 and (B) the Liquidity Amount is greater than or equal to $900,000,000~~; p rovided that if the Eighth Amendment Prepayment has not occurred on or before October 31, 2023, then no such Restricted Payments pursuant to this clause (c) shall be declared, permitted or made until the earlier of (x) the date of the Eighth Amendment Prepayment and (y) the Covenant Relief Termination Date~~, and (iii) at any time other than during the Covenant Relief Period, no such Restricted Payments pursuant to this clause (c) shall be ~~declared, permitted or~~ made unless after giving effect to each Restricted Payment pursuant to this clause (c) and any related Borrowing, the Liquidity Amount is greater than or equal to $800,000,000;

(d)  other Restricted Payments, provided that (i) during the Covenant Relief Period, no such Restricted Payments shall be declared, permitted or made if before or after giving effect thereto, the Total Leverage Ratio is, or on a pro forma basis would be, greater than 3.25:1.00, calculated based upon the financial information most recently delivered to the Administrative Agent pursuant to clause (c) of Section 5.01, (ii) at any time other than the Covenant Relief Period, no such Restricted Payments shall be declared, permitted or made if before or after giving effect thereto, the Total Leverage Ratio is, or on a pro forma basis would be, greater than 3.75:1.00, calculated based upon the financial information most recently delivered to the Administrative Agent pursuant to clause (c) of Section 5.01, and (iii) after giving effect to each such Restricted Payment referred to in this clause (d) and any related Borrowing, the Liquidity Amount shall not be less than $800,000,000;

(e)  STX or the Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof;

(f)  STX may declare and make any Restricted Payment payable solely in ordinary shares and cash in lieu of fractional shares; ~~and~~

(g)  STX, the Borrower or any Subsidiary may pay cash in lieu of issuing fractional Equity Interests. ; and

(h)  to the extent constituting a Restricted Payment, the transactions contemplated by any Permitted Bond Hedge.

If any Restricted Payment described in any clause of this Section 6.07 made at the time an Investment Grade Period ends exceeds the amount of Restricted Payments that would be permitted at the time the succeeding Non-Investment Grade Period commences, then the amount of such excess shall be deemed to have been permitted under this Section.

SECTION 6.08~~SECTION 6.08~~   Transactions with Affiliates. Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, in excess of $15,000,000 except (a) transactions that are at prices and on terms and conditions not less favorable to STX, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among STX, the Borrower and the Subsidiary Loan Parties (and, if the applicable transaction is a transaction in the ordinary course of business of STX, the Borrower and the applicable Subsidiary, any other Subsidiary) not involving any other Affiliate, (c) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of STX, the Borrower or any Subsidiary, (d) the grant of stock options or similar rights to officers, employees, consultants and directors of STX, the Borrower or any Subsidiary pursuant to plans approved by the board of directors of STX, the Borrower or, in the case of any such grant to an officer, employee, consultant or director of any Subsidiary, such Subsidiary and the payment of amounts or the issuance of securities pursuant thereto and (e) transactions otherwise permitted under this Agreement.

~~SECTION 6.09 Restrictive Agreements~~ Restrictive Agreements. Each of STX and the Borrower will not, and will not permit any of its subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon

(a)  the ability of STX, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the obligations of STX and the Borrower under the Loan Documents or

(b)  the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to STX, the Borrower or any other Subsidiary or to Guarantee Indebtedness of STX, the Borrower or any other Subsidiary, p rovided that

(i)  the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document,

(ii)  the foregoing shall not apply to restrictions and conditions ~~existing on the Effective Date~~substantially similar to those imposed by any Senior Note Document existing on the Effective Date or identified on Schedule 6.09 (but shall apply to any refinancing, replacement, extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),

(iii)  the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of any Subsidiary pending such sale, p rovided such restrictions and conditions apply only to such Subsidiary and such sale is permitted hereunder,

(iv)  the foregoing shall not apply to customary restrictions on or customary conditions to the payment of dividends or other distributions on, or the creation of Liens over, Equity Interests owned by STX, the Borrower or any Subsidiary in any joint venture or like enterprise that is not a Subsidiary contained in the constitutive documents of such joint venture or enterprise,

(v)  the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by subclause (B) of Section 6.01(a)(ix) of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness (in the case of clause (a) of the foregoing) and/or only to the Subsidiary incurring such Indebtedness or its subsidiaries (in the case of clause (b) of the foregoing),

(vi)  clause (a) of the foregoing shall not apply to customary provisions in leases or licenses (or sublicenses) of intellectual or similar property restricting the assignment, subletting or transfer thereof, and

(vii)  clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to any Permitted Receivables Factoring, p rovided that such restrictions or conditions apply only to the Receivables and the Related Assets that are the subject of such Permitted Receivables Factoring~~, and~~ .

~~(viii) [RESERVED].~~

SECTION 6.10~~SECTION 6.10~~  Amendment of Material Documents. Neither STX nor the Borrower will, nor will STX and the Borrower permit any of their respective subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws, memorandum or articles of association or other organizational documents or (b) any Senior Note Document, except to the extent that such amendments, modifications or waivers, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or be materially adverse to the Lenders.

SECTION 6.11~~SECTION 6.11~~  Interest Coverage Ratio. (a) For ~~any~~the Test Period ending on or about September 30, 2023, STX shall not permit the Interest Coverage Ratio as of the last day of such Test Period to be less than 2.25:1.00, (b) for each Test Period ending on or about June 30, 2024 and the last day of each fiscal quarter thereafter ending during the Covenant Relief Period, solely to the extent that the Testing Condition is satisfied as of the last day of any such Test Period, STX ~~will~~shall not permit the Interest Coverage Ratio ~~(i)~~  as of the ~~fiscal quarter ending June 30, 2023, to be less than 2.50 to 1.00, (ii) as of the fiscal quarters ending September 29,~~
~~2023, December 29, 2023 and March 29, 2024,~~last day of such Test Period to be less than 2.25 ~~to 1.00, (iii) as of the fiscal quarter ending~~
~~June 28, 2024, to be less than 2.50 to 1.00 and (iv) as of the fiscal quarters ending September 27, 2024, December 27, 2024, March 28,~~
~~2025 and June 27, 2025, to be less than 3.25 to 1.00; and~~
:1.00 and (~~b~~c) for ~~any fiscal quarter ending at any time other than during~~each Test Period ending after the Covenant Relief Period, STX ~~will~~shall not permit the Interest Coverage Ratio as of the ~~end~~last day of such ~~fiscal quarter~~Test Period to be less than 3.25 ~~to~~ :1.00.

~~SECTION 6.12 Leverage Ratio. For any~~Leverage Ratio. (a) For the Test Period ending on or about September 30, 2023, STX shall not permit the Total Net Leverage Ratio as of the last day of such Test Period to be greater than 6.75:1.00, (b) for each Test Period ending on or about June 30, 2024 and the last day of each fiscal quarter thereafter ending during the Covenant Relief Period, solely to the extent that the Testing Condition is satisfied as of the last day of any Test Period, STX ~~will~~shall not permit the Total Net Leverage Ratio ~~(i)~~  as of the ~~fiscal quarters ending June 30, 2023, September 29, 2023 and December 29, 2023, to exceed 6.75 to 1.00, (ii) as of the fiscal quarter ending March 29, 2024, to exceed 6.25 to 1.00, (iii) as of the fiscal quarter ending June 28, 2024, to exceed 5.50 to 1.00, (iv) as of the fiscal quarter ending September 27, 2024, to exceed 5.00 to 1.00, (v) as of the fiscal quarter ending December 27, 2024, to exceed 4.75 to~~
~~1.00 and (vi) as of the fiscal quarters ending March 28, 2025 and June 27, 2025, to exceed 4.50 to 1.00; and~~

~~(b)~~  last day of such Test Period to be greater than 6.75:1.00 and (c) for ~~any fiscal quarter ending at any time other than during~~each Test Period ending after the Covenant Relief Period, STX ~~will~~shall not permit the Total Leverage Ratio as of the ~~end of such fiscal quarter to exceed~~last day of such Test Period to be greater than 4.00 ~~to~~ :1.00.

SECTION 6.13~~SECTION 6.13 Minimum Liquidity~~  [Reserved].

~~. STX will not permit the Liquidity Amount to be less than $700,000,000 at any time.~~

SECTION 6.14~~SECTION 6.14 OFAC Compliance~~  [Reserved].

~~. The Borrower will not, and will not permit any of its Subsidiaries to, do business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC.~~

SECTION 6.15~~SECTION 6.15~~  Successor Transaction. STX will not consummate a Successor Transaction unless prior to or contemporaneous with the consummation thereof (i) unless otherwise agreed to by the Required Lenders, the Administrative Agent shall have received a guarantee of all Obligations in form and substance satisfactory to it or a joinder to the U.S. Guarantee Agreement, from any Persons (including any holding companies) created or otherwise involved (referred to as a “New Obligor”) in the Successor Transaction, (ii) if STX is no longer the ultimate parent owner of the Borrower, unless otherwise agreed to by the Required Lenders, then each New Obligor shall have executed and delivered a joinder to this Agreement satisfactory to the Administrative Agent pursuant to which it becomes obligated for the same obligations binding on STX prior to the Successor Transaction, and (iii) the Administrative Agent (on behalf of the Lenders and itself), STX, the Borrower and, if applicable in the reasonable determination of the Administrative Agent, the New Obligor shall have executed and delivered an amendment to this Agreement and any other Loan Documents as specified by, and in form and substance reasonably satisfactory to, the Administrative Agent to reflect the New Obligor as the ultimate parent of STX and to preserve the rights and remedies of the Finance Parties and to ensure that such right and remedies are not adversely affected by the Successor Transaction. Notwithstanding the terms of Section 9.02(b), the Lenders hereby consent to, and authorize and direct the Administrative Agent to execute and deliver, (i) such amendments described in the preceding sentence on their behalf without any further consent of the Lenders (p rovided that, except as described in clause (ii) of this sentence, any such amendments shall not involve any modifications of the type set forth in Section 9.02 (b)(i) through (b)(vii)) and (ii) releases of STX as an obligor under the Loan Documents and as a Guarantor upon the approval of the Required Lenders. In connection with the foregoing, the Lenders and Administrative Agent agree that if approved by the

Required Lenders, the removal of STX as a Guarantor in the event of a Successor Transaction does not adversely affect their rights and remedies.

SECTION 6.16~~SECTION 6.16~~  Maximum Aggregate Debt.  Notwithstanding any of the terms of this Agreement to the contrary, other than in connection with the Loan Documents, the Borrower will not, and will not permit any of its subsidiaries to, create, assume, incur, Guarantee (as defined in any Senior Note Document) or otherwise become liable for or suffer to exist Aggregate Debt (as defined in any Senior Note Document) in excess of (a) $50,000,000 in the aggregate at any time outstanding during the Covenant Relief Period and (b) $100,000,000 in the aggregate at any time outstanding during any time other than during the Covenant Relief Period.

SECTION 6.17~~SECTION 6.17~~  Payments of Convertible Debt Securities. During the Covenant Relief Period, STX and the Borrower shall not be permitted to make any cash payments upon conversion of any Convertible Debt Security in excess of the stated principal amount thereof plus any accrued and unpaid interest and cash in lieu of fractional shares.
ARTICLE VII Events of Default

SECTION 7.01~~SECTION 7.01~~  Events of Default . If any of the following events (“Events of Default”) shall occur:

(a)  the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)  any representation or warranty made or deemed made by or on behalf of STX, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)  STX or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in
Section 5.02(a), Section 5.04 (with respect to the existence of STX or the Borrower), Section 5.09 or in Article VI;

(e)  STX or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)  STX, the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

(g)  any event or condition occurs that results in any Material Indebtedness becoming due or any Permitted Receivables Factoring terminating (except voluntary terminations) prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due or any Permitted Receivables Factoring to be terminated, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this clause (g) shall not apply to (w) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (x) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (y) any early payment requirement or unwinding or termination with respect to any Permitted Bond Hedge, any other derivative instrument referencing Equity Interests of STX or the Borrower or any of its Affiliates, or any Swap Agreement or (z) any Indebtedness that becomes due as a result of a voluntary refinancing thereof or a change of control provision of any Indebtedness of a Subsidiary as a result of the acquisition of such Subsidiary;

(h)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, examinership or other relief in respect of STX, the Borrower or, subject to Section 7.02, any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, examiner or similar official for STX, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)  STX, the Borrower or, subject to Section 7.02, any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking dissolution, winding-up, liquidation, reorganization, court protection or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, liquidator, examiner or similar official for STX, the Borrower or, subject to Section 7.02, any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)  STX, the Borrower or, subject to Section 7.02, any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)  one or more judgments for the payment of money in an aggregate amount in excess of $100,000,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against STX, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of STX, the Borrower or any Subsidiary to enforce any such judgment;

(l)  an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)  a Change in Control shall occur; or

(n)  the Guarantee under the Guarantee Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Loan Party (other than the Borrower) shall deny in writing that it has any further liability under the Guarantee Agreement (other than as a result of the discharge of such Loan Party) in accordance with the terms of the Loan Documents);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02~~SECTION 7.02~~   Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default has occurred under clause (h), (i) or (j) of Section 7.01, any reference in any such clause to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in any such clause that did not, as of the last day of the fiscal quarter of STX most recently ended, have assets with a value in excess of 5.0% of the Consolidated Total Assets as of such date, provided that if it is necessary to exclude more than one Subsidiary from clause (h), (i) or (j) of Section 7.01 pursuant to this Section 7.02 in order to avoid a Default thereunder, all excluded Subsidiaries shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied.

ARTICLE VIII

The Administrative Agent

SECTION 8.01~~SECTION 8.01~~  The Administrative Agent as Agent. Each Lender and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Except to the extent expressly provided in this Article VIII, the provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 8.02~~SECTION 8.02~~   The Administrative Agent as Lender. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with STX, the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

~~SECTION 8.03  No Duties~~ No Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to STX, Borrower or any Subsidiary that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by STX, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04~~SECTION 8.04~~  Reliance by the Agent and Exculpation. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05~~SECTION 8.05~~   Delegation of Agent’s Obligations. The Administrative Agent may perform any of and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all its duties and exercise its rights and powers by or through their respective Related

Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

In determining (i) whether conditions precedent to the effectiveness of this Agreement have been satisfied, or (ii) compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, in each case, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition precedent or condition to extension of credit is satisfactory to such Lender or such Issuing Bank, unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the Administrative Agent’s declaration that the conditions precedent for the documentary deliverables as required under Section 4.01 have been satisfied, or the making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit.

~~SECTION 8.06 Successor~~ Successor. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time upon notice to the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, subject to the approval of the Borrower (which approval shall not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all its duties and obligations under the Loan Documents in its capacity as the Administrative Agent. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

~~SECTION 8.07  Credit Decisions~~ Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished thereunder.

SECTION 8.08~~SECTION 8.08~~  Limitations on Obligations of Certain Transaction Parties. Notwithstanding anything herein to the contrary, none of the Arrangers, Bookrunners, Syndication Agent or Documentation Agents shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder. It is agreed that the Bookrunners, Syndication Agents and Documentation Agents shall have no duties or responsibilities under this Agreement or any other Loan Document in their capacities as such. No

Bookrunner, Syndication Agent or Documentation Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Bookrunners, Syndication Agents or Documentation Agents in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.

~~SECTION 8.09 Guarantee Matters~~ Guarantee Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion:

(a)  to release any Lien on collateral (if any) granted to or held by the Administrative Agent under any Loan Document (i) upon the Maturity Date, (ii) that is disposed of or to be disposed of as part of or in connection with any transfer or sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders or all Lenders, if so required; and

(b)  if any Person that is a Guarantor ceases to be required to be a Guarantor as a result of a transaction permitted hereunder (including, for the avoidance of doubt, in connection with the Specified Reorganization Provision), to release such Guarantor from its obligations under the applicable Guarantee Agreement.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the authority of the Administrative Agent to release any Lien on collateral held by such Agent or any Guarantor from its obligations under the Loan Documents pursuant to this Section.

SECTION 8.10~~SECTION 8.10~~  Certain ERISA Matters.

(a)  Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:

(i)  such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement or the other Loan Documents,

(ii)  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement and the other Loan Documents, or

(iii)  (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments, this Agreement and the other Loan Documents, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement and the other Loan Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement and the other Loan Documents.

(b)  In addition, unless either (x) clause (a)(i) is true with respect to a Lender or (y) a Lender has provided another representation, warranty and covenant in accordance with clause (a)(iii), such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent (and not to or for the benefit of the Borrower or any other Loan Party), that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement and the other Loan Documents (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any other Loan Document).

SECTION 8.11~~SECTION 8.11~~  Erroneous Payments.

(a)  If the Administrative Agent (x) notifies a Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within five Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender and Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on such Lender’s or Issuing Bank’s behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)  Without limiting immediately preceding clause (a), each Payment Recipient who has received funds on behalf of a Lender or Issuing Bank agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement, any Loan Document or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)  it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)  such Lender or Issuing Bank shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any Payment Recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this clause (b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this clause (b) shall not have any effect on a Payment Recipient’s obligations pursuant to clause (a) of this Section 8.11 or on whether or not an Erroneous Payment has been made.

(c)  Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under clause (a) of this Section 8.11.

~~(d)~~ (d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an electronic platform approved by the Administrative Agent (an “Approved Electronic Platform”) as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(i)  ~~(ii)~~ Subject to Section 9.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any Payment Recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(d)  ~~(e)~~  The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or other secured party, to the rights and interests of such Lender, Issuing Bank or secured party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(e) ~~(f)~~ To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

Each party’s obligations, agreements and waivers under this Section shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
ARTICLE IX Miscellaneous

~~SECTION 9.01 Notices~~ Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)  if to STX or the Borrower, to it at:

47488 Kato Road
Fremont, California 94538
Attention: Walter Chang
Email: walter.chang@seagate.com

(b)  if to the Administrative Agent: The Bank of Nova Scotia

GWS Loan Operations
720 King Street West, 2nd Floor
Toronto, Ontario
M5V 2T3
Attn:  U.S. Loan Agency Operations

Phone: (212) 225-5706
Fax:  (212) 225-5708
● ● E-mail: GWSLoanOps.USAgency@scotiabank.com

(c)  if to an Issuing Bank other than the Administrative Agent (if applicable), to it at the address or telecopy number set forth separately in writing;

(d)  if to a Swingline Lender other than the Administrative Agent (if applicable), to it at the address or telecopy number set forth separately in writing; and

(e)  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders and any Issuing Bank hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or the applicable Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02~~SECTION 9.02~~  Waivers; Amendments.

(a)  No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, each Issuing Bank and the Lenders under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by STX or the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any

Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on STX or the Borrower in any case shall entitle STX or the Borrower to any other or further notice or demand in similar or other circumstances.

(b)  Except as provided in Section 2.10(i), Section 2.21, Section 2.23 with respect to any Maturity Date extension, and Section 2.24(a), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by STX, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each of STX and the Borrower, if they are parties thereto, and the Administrative Agent, in each case with the consent of the Required Lenders, provided that no such agreement shall

(i)  ~~(i)~~ extend or increase the Commitment of any Lender without the written consent of such Lender,

(ii)  ~~(ii)~~ reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby,

(iii)  ~~(iii)~~  postpone the final maturity of any Loan or the required date of reimbursement of any LC Disbursement, or any required date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such required payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

(iv)  ~~(iv)~~ change Section 2.17(b) or (c) in a manner that would alter the prorata sharing of payments required thereby, without the written consent of each Lender,

(v)  ~~(v)~~ change any of the provisions of this Section 9.02 or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender,

(vi)  ~~(vi)~~ release any Guarantor from its Guarantee under the applicable Guarantee Agreement (except as expressly provided herein or in such Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender,

(vii)  ~~(vii)~~  change the definition of the term “Interest Period” to permit the Borrower to select interest periods of 9 or
12 months for SOFR Borrowings without the written consent of each Lender affected thereby, or

(viii)  ~~(viii)~~  if a Revolving Loan, Swingline Loan or Letter of Credit is being requested, modify conditions precedent set forth in Section 4.02 without the consent of Revolving Loan Lenders holding, in the aggregate, no less than 50.0% of the Revolving Loan Percentages, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender under this Agreement or the Guarantee Agreement without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be.

(c)  In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) to any Loan Document requiring the consent of all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.02(b) being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, any assignee that is reasonably acceptable to the Administrative Agent (and that is not a Non-Consenting Lender) shall have the right, with the prior consent of the Administrative Agent, each Swingline Lender and each Issuing Bank (which consent (x) shall not be unreasonably withheld or delayed and (y) in the case of any consent required by any Issuing Bank, shall be deemed to have been given in the event that such Issuing Bank fails to respond in writing to a request for consent within two Business Days of receipt thereof), to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Borrower’s request, sell and assign to such assignee, at no expense to such Non-Consenting Lender (including with respect to any processing and recordation fees that may be applicable pursuant to Section 9.04(b)(ii)(c), which shall be paid by the assignee or the Borrower), all the Revolving Commitments and Revolving Loans (in the case of a Revolving Loan Lender) and the Term Loan Commitments and Term Loans (in the case of a Term Loan Lender) of such Non-Consenting Lender for an amount equal to the principal balance of all applicable Loans (and in the case of a Revolving Loan Lender, funded participations in Swingline Loans and unreimbursed LC Disbursements) held by such Non-Consenting Lender and all accrued interest, fees and other amounts with respect thereto through the date of sale (including amounts under Sections 2.14, 2.15 and 2.16), such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance in accordance with Section 9.04(b) (which Assignment and Acceptance need not be signed by such Non-Consenting Lender).

(d)  Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) no Defaulting Lender shall be included as a Lender for purposes of the calculation of “Required Lenders” (in either the numerator or the denominator).

(e)  Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Borrower and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.14 through 2.16 (inclusive) and 9.03, and in each other term of a Loan Document that expressly survives termination of such Loan Document), such Lender shall have no other Commitment or other Obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement (and in the case of an Issuing Bank, all of its LC Exposure has been Cash Collateralized). For the avoidance of doubt it is understood that any transaction permitted by Section 2.23 shall not be subject to this Section 9.02.

SECTION 9.03~~SECTION 9.03~~  Expenses; Indemnity; Damage Waiver.

(a)  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of one counsel for the Administrative Agent in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of- pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of one counsel each, in each applicable jurisdiction, for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of- pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)  The Borrower shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities (including any Environmental Liability) and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by STX, the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (ii) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, onto or from any property currently or formerly owned or operated by STX, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to STX, the Borrower or any Subsidiary, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by STX, the Borrower or any Subsidiary and regardless of whether any Indemnitee is a party thereto, p rovided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct, as determined in a finally determined nonappealable judgment by a court of competent jurisdiction, of such Indemnitee.

(c)  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or any Swingline Lender under clause (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, p rovided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)  To the fullest extent permitted by applicable law, neither STX nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby (including the execution, delivery and performance by STX and the Borrower of such Loan Document, agreement or instrument), any Loan or Letter of Credit or the use of the proceeds thereof. In addition, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages resulted from the gross negligence or willful misconduct, as determined in a finally determined nonappealable judgment by a court of competent jurisdiction, of such Indemnitee.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

(f) No director, officer, employee, stockholder or member, as such, of any Loan Party shall have any liability for the obligations of such Loan Party under the Loan Documents or for any claim based on, in respect of or by reason of such obligations or their creation, p rovided that the foregoing shall not be construed to relieve any Loan Party of its obligations under any Loan Document.

SECTION 9.04~~SECTION 9.04~~  Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (e) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)   ~~(i)~~(i) Subject to the conditions set forth in clause (b)(ii) below, any Lender may assign to one or more assignees (other than any natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), p rovided that except in the case of an assignment of Loans or Commitments to a Lender or Lender Affiliate, the Borrower, the Administrative Agent and, if the assignment is of Revolving Commitments or Revolving Loans, then also each Swingline Lender and each Issuing Bank, must give their prior written consent to such assignment (which consent (x) shall not be unreasonably withheld or delayed, (y) in the case of any consent required by any Issuing Bank, shall be deemed to have been given in the event that such Issuing Bank fails to respond in writing to a request for consent within two Business Days of receipt thereof, and (z) in the case of the Borrower, shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ~~five~~ten Business Days after having received written notice thereof); and p rovided further that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing.

(i)  ~~(ii)~~ Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender’s Loans and Commitment (or, after the Revolving Commitments have been terminated, the Revolving Exposure of a Revolving Loan Lender), the amount of the applicable Loans and Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000, unless each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender’s obligations in respect of its Swingline Exposure, each Swingline Lender) otherwise consent, which consent shall not be unreasonably withheld or delayed, p rovided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and p rovided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h) or (i) of Section 7.01 has occurred and is continuing, (B) each partial assignment of one Class of an assigning Lender’s Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, p rovided that assignments made pursuant to Section 2.18(b) shall not require the signature of the assigning Lender to become effective, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.16(f).

(ii)  ~~(iii)~~  Subject to acceptance and recording thereof pursuant to clause (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement (p rovided that any liability of the Borrower to such assignee under Section 2.14, Section 2.15 or Section 2.16 shall be limited to the amount, if any, that would have been payable thereunder by the Borrower in the absence of such assignment; and p rovided further that an assignee that is a Foreign Lender shall not be entitled to the benefits of Section 2.16 unless such assignee agrees to comply with the requirements of Section 2.16(f)), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c)(i) of this Section 9.04.

(iii)  ~~(iv)~~  The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and STX, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c)  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.16(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 9.04 and any written consent to such assignment required by clause (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause.

(d)  The words “execution”, “signed”, “signature” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(e)   ~~(i)~~(i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other entities (other than any natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, or any Defaulting Lender) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its
Commitment and the Loans owing to it), p rovided

that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) STX, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, p rovided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to clause (f) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.14, Section 2.15 and Section 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, p rovided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(i)  ~~(ii)~~ A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent or except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, p rovided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, assign or pledge all or any portion of any instrument evidencing its rights as a Lender under this Agreement to any trustee for, or any other representative of holders of obligations owed or securities issued by, such fund, as security for such obligations or securities, p rovided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.04 concerning assignments.

(g)  In the event that S&P or Moody’s shall, after the date that any Lender becomes a Revolving Loan Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Revolving Loan Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or lower by S&P or Baa1 or lower by Moody’s, then each Swingline Lender and each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Revolving Loan Lender, the Administrative Agent and the Borrower and the consent of the Borrower if such ratings of such proposed replacement are not at least one rating higher, to replace such Revolving Loan Lender with respect to such Revolving Loan Lender’s Revolving Commitment with an assignee (in accordance with and subject to the restrictions contained in clause (b) above, including the right of the Borrower and the Administrative Agent to consent to the identity of such assignee (which consent shall not be unreasonably withheld or delayed)), and such Revolving Loan Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in clause (b) above) all its interests, rights and obligations in respect of its Revolving Commitment to such assignee, p rovided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Revolving Loan Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it (in its capacity as a Revolving Loan Lender) hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts and (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(h)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, p rovided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan or, except as provided in the immediately succeeding sentence, affect in any way the Commitment of the Granting Lender and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In the event that an SPV provides all or any part of any Loan, STX, the Borrower and the Administrative Agent shall continue to deal solely and directly with the Granting Lender with respect to such Loan, including with respect to the giving of notices and the delivery of financial statements, certificates and other documents (including pursuant to Article V) and information. Each party hereto hereby agrees that no SPV shall (A) be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender), (B) have any voting rights under Section 9.02 or Article VII or with respect to any other matter under this Agreement to which the Lenders are entitled to give their consent (all of which voting rights shall remain with the Granting Lender) or (C) be entitled to receive any greater amount pursuant to Section 2.14, Section 2.15, Section 2.16 or Section 9.03 than the Granting Lender would have been entitled to receive in respect of the amount of any Loan provided by the SPV if the Granting Lender had in fact made such Loan. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 9.04(h) applies to any particular SPV, this Section may not be amended without the written consent of such SPV.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other Loan Document Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other Loan Document Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other Obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

~~SECTION 9.05 Survival~~ Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.14, Section 2.15, Section 2.16 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06~~SECTION 9.06~~   Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by electronic signature, telecopy or Adobe .pdf transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

~~SECTION 9.07 Severability~~ Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08~~SECTION 9.08~~   Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then existing under this Agreement (to the extent such obligations of the Borrower are then due and payable (by acceleration or otherwise)) held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application, p rovided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 9.08. The rights of each Lender and its Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender and its Affiliates may have.

SECTION 9.09~~SECTION 9.09~~  Governing Law; Jurisdiction; Consent to Service of Process.

(a)  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)  Each of STX and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New

York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against STX, the Borrower or their respective properties in the courts of any jurisdiction.

(c)  Each of STX and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in clause (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each of STX and the Borrower hereby irrevocably appoint Seagate Technology (US) as agent for service of process in the United States and Seagate Technology (US) hereby accepts such appointment and agrees that its address for purposes of this clause and similar clauses in the U.S. Guarantee Agreement is that set forth in Section 9.01(a). Seagate Technology (US) agrees that its appointment is irrevocable so long as any Obligations remain outstanding under this Agreement, and that it shall give the Administrative Agent at least 10 Business Days’ notice of any change to its address upon which service of process can be made on it pursuant to this Section. In any event, the address at which service of process can be made shall be an address located in New York or California.

SECTION 9.10~~SECTION 9.10~~  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

~~SECTION 9.11 Headings~~ Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

~~SECTION 9.12 Confidentiality~~ Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12 (or an agreement to be bound by the provisions of this Section 9.12), to (i) any assignee of, Participant in, or credit insurance provider for, or any prospective assignee, Participant or credit insurance provider, in any of its rights or obligations under this Agreement or (ii) any actual or prospective direct or indirect contractual counterparties in swap or other derivative agreements or such contractual counterparties’ professional advisors, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than STX, Seagate UC or the Borrower or (i) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. In the case of any disclosure of Information pursuant to clause (c) or clause (e) of the preceding sentence, the Administrative Agent will inform the Borrower of such disclosure of which it has knowledge and to the extent it is not prohibited under applicable law from notifying the Borrower. For the purposes of this Section 9.12, the term “Information” means all information received from STX, Seagate UC or the Borrower relating to STX, Seagate UC or the Borrower or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by STX, Seagate UC or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13~~SECTION 9.13~~   Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursements or participations therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14~~SECTION 9.14~~  Judgment Currency.

(a)  The Borrower’s obligations hereunder and the Borrower’s and STX’s obligations under the other Loan Documents to make payments in dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, an Issuing Bank’s or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, such Issuing Bank or such Lender under the Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or, if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b)  If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower and STX covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency that could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c)  For purposes of determining the rate of exchange for this Section 9.14, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

SECTION 9.15~~SECTION 9.15~~  USA PATRIOT Act. Each Lender hereby notifies STX and the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies STX and the Borrower, which information includes the name and address of STX and the Borrower and other information that will allow such Lender to identify STX and the Borrower in accordance with the USA PATRIOT Act.

SECTION 9.16~~SECTION 9.16~~  Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising hereunder, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)  the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)  the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any Resolution Authority.

SECTION 9.17~~SECTION 9.17~~  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States) that in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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EXHIBIT B

[On File with the Administrative Agent]

EXHIBIT C

[On File with the Administrative Agent]